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SUPERIOR INDUSTRIES INTERNATIONAL, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

7800 Woodley Avenue

Van Nuys, California 91406

________________

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 17, 2013

To the Shareholders of

SUPERIOR INDUSTRIES INTERNATIONAL, INC.:

The Annual Meeting of Shareholders (the “Annual Meeting”) of SUPERIOR INDUSTRIES INTERNATIONAL, INC. (the “Company”) will be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406 on Friday, May 17, 2013 at 10:00 a.m. Pacific Time for the following purposes:

(1)	To approve an amendment to the Articles of Incorporation to declassify the Board of Directors and provide for the annual election of the Board of Directors;

(2)	In the event that Proposal 1 is approved, to elect one director candidate, Sheldon I. Ausman, to the Board of Directors;

(3)	In the event that Proposal 1 is not approved, to elect three director candidates, Sheldon I. Ausman, Steven J. Borick, and Francisco S. Uranga, as Class II directors of the Board of Directors;

(4)	To approve the Amended and Restated 2008 Equity Incentive Plan (the “Equity Incentive Plan”);

(5)	To approve the material terms of the performance goals under the Equity Incentive Plan;

(6)	To approve executive compensation on an advisory basis; and

(7)	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Only shareholders of record at the close of business on March 18, 2013 are entitled to notice of and to vote at the Annual Meeting.

Your vote is important. Whether or not you expect to attend the Annual Meeting in person, please vote as promptly as possible. This will ensure the presence of a quorum at the Annual Meeting. The Company will save the expense and extra work of additional solicitation if you promptly vote your shares via the Internet or by telephone using the website or toll-free telephone number shown on your WHITE proxy card, or by requesting and returning a signed and dated WHITE proxy card. Such action will not affect your right to vote in person should you choose to attend the Annual Meeting. Please review the instructions regarding your voting options described in the Notice of Internet Availability previously delivered to shareholders.

You should know that GAMCO Asset Management, Inc. (“GAMCO”) has proposed an alternative director nominee for election at the Annual Meeting in opposition to the nominees recommended by your Board of Directors. We strongly urge you to vote for the nominees proposed by your Board and not to return, and simply throw away, the BLUE proxy card sent to you by GAMCO.

By Order of the Board of Directors

/s/ Robert A. Earnest
Robert A. Earnest
Vice President, General Counsel and Corporate Secretary

Van Nuys, California

Dated: April 11, 2013

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE BY INTERNET OR TELEPHONE USING THE WEBSITE OR TOLL-FREE NUMBER SHOWN ON YOUR WHITE PROXY CARD OR BY SIGNING AND RETURNING THE ENCLOSED WHITE PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE.

Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

TABLE OF CONTENTS

2013 PROXY SUMMARY	i

PROXY STATEMENT

VOTING SECURITIES AND PRINCIPAL HOLDERS	2

PROPOSAL 1 – AMENDMENT TO ARTICLES OF INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF THE BOARD OF DIRECTORS	3

PROPOSAL 2 - ELECTION OF ONE DIRECTOR	5

PROPOSAL 3 - ELECTION OF THREE DIRECTORS IF AMENDMENT TO ARTICLES FAILS TO PASS	6

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS	9

PROPOSAL 4 – APPROVAL OF THE AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN	13

PROPOSAL 5 – APPROVAL OF THE MATERIAL TERMS OF PERFORMANCE GOALS UNDER THE EQUITY INCENTIVE PLAN	20

PROPOSAL 6 – ADVISORY VOTE ON EXECUTIVE COMPENSATION	22

COMPENSATION DISCUSSION AND ANALYSIS	23

COMPENSATION COMMITTEE REPORT	30

EXECUTIVE COMPENSATION	31

AUDIT AND NON-AUDIT FEES	39

INDEPENDENT PUBLIC ACCOUNTANTS	40

AUDIT COMMITTEE REPORT	40

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	40

SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS	41

ANNUAL REPORT TO SHAREHOLDERS AND OTHER MATTERS	42

Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

2013 PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement and is provided for your convenience. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

•	Time and Date:	10:00 a.m., May 17, 2013
•	Place:	Airtel Plaza Hotel
7277 Valjean Avenue
Van Nuys, CA 91406
•	Record Date:	March 18, 2013
•	Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Meeting Agenda

Voting Matters	Board Vote Recommendation	Page Reference (for more detail)
Amendment to Articles to Provide for Annual Elections of Directors	FOR	3
Election of One Director	FOR DIRECTOR NOMINEE	5
Election of Class II Directors (if applicable)	FOR EACH DIRECTOR NOMINEE	6
Approval of Amended and Restated 2008 Equity Incentive Plan	FOR	13
Approval of Material Terms of Performance Goals under the Equity Incentive Plan	FOR	20
Advisory Vote on Executive Compensation	FOR	22

Vote to Amend the Articles of Incorporation to Declassify the Board and Provide for Annual Elections

We are asking our shareholders to approve the amendment and restatement of our Articles of Incorporation to permit the declassification of the Board of Directors and the annual election of directors. The annual election of directors increases the accountability of directors to shareholders and is also correlated with increased shareholder value. Additionally, under California law, if the Company maintains three classes of directors, the Board is required to have at least 9 members. The Board believes it can more efficiently discharge it duties if the size of the Board is reduced to 7 members from 9 members, which will also result in a savings to shareholders. As a consequence, the Board recommends a FOR vote to declassify the Board and provide for annual elections because it believes that annual elections will increase the accountability of the Board to the shareholders and it will allow the Board to reduce its size to 7 members.

Board Nominees

The following table provides summary information about each director nominee. If the shareholders approve the proposed Amended and Restated Articles of Incorporation, then Mr. Sheldon I. Ausman is the sole director nominee to be elected at the 2013 Annual Meeting. In the event the shareholders do not approve the proposed Amended and Restated Articles of Incorporation, then each of the three director nominees below are nominated to serve as a Class II director for a three-year term ending at the 2016 Annual Meeting.

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Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

Name	Age	Director Since	Occupation	Experience/ Qualification	Independent	Committee Memberships
						AC	NGC	CBC
Sheldon I. Ausman	79	1991	Principal, Gumbiner Savett, Inc., Certified Public Accountants and Business Advisors	• Leadership • Finance • Industry • Expertise	X	X Chair		X
Steven J. Borick	60	1981	Chairman of the Board, Chief Executive Officer and President	• Leadership • Industry • Global • Expertise
Francisco S. Uranga	49	2007	Corporate Vice President and Chief Business Operations Officer for Latin America, Foxconn Electronics, Inc.	• Leadership • Global • Government • Expertise	X		X	X

AC	Audit Committee
NGC	Nominating and Corporate Governance Committee
CBC	Compensation and Benefits Committee

GAMCO has proposed an alternative director nominee for election at the Annual Meeting in opposition to the nominees recommended by your Board of Directors. We strongly urge you to vote for the nominees proposed by your Board and not to return, and simply throw away, the BLUE proxy card sent to you by GAMCO.

Vote to Approve the Amended and Restated 2008 Equity Incentive Plan

We are asking our shareholders to approve the Amended and Restated 2008 Equity Incentive Plan to free up more shares from the remaining plan reserve to be granted in the form of full-value awards, such as restricted stock and restricted stock units. When the 2008 Equity Incentive Plan was approved by the shareholders, it allowed only 100,000 shares to be granted in the form of full-value awards. Beginning in 2010, the Compensation and Benefits Committee commenced granting restricted stock to certain executives and key employees. Over the course of three years, the Committee has granted all but a few thousand full-value awards available under the plan. As a result, the Board recommends a vote FOR this proposal because it believes that for Superior’s compensation program to remain competitive, the Board needs the ability to grant full value awards to offer a long-term incentive that rewards sustained performance and that is aligned with long-term shareholder interests. The Amended and Restated 2008 Equity Incentive Plan also contains certain “housekeeping” amendments that do not require shareholder approval. These are designed to modernize the plan in a number of ways that are in keeping with good corporate governance, as described in Proposal 4.

Vote to Approve the Material Terms of the Performance Goals under the Equity Incentive Plan

We are asking our shareholders to approve the material terms of the performance goals under the Equity Incentive Plan to enable Superior to continue to have the ability to grant awards under the plan that may qualify as performance-based compensation that is fully deductible for purposes of Section 162(m) of the Internal Revenue Code. If this proposal is not approved, performance awards may still be granted under the Equity Incentive Plan, but certain awards to executive officers made after May 17, 2013 will not be eligible for the performance-based compensation exemption from Section 162(m).

Advisory Vote on Executive Compensation

We are asking our shareholders to approve on an advisory basis our named executive officer compensation. The Board recommends a FOR vote because it believes that Superior’s compensation program, with its balance of short-term incentives and long-term incentives, rewards sustained performance that is aligned with long-term shareholder interests.

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Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

2012 Executive Compensation Elements

Element	Characteristics		Terms
Base salary	•	Cash	•	Named Executives Officers (other than CEO) generally eligible for base salary adjustments when deemed necessary to meet market competition or when appropriate to recognize increased responsibilities
Performance-based short-term incentive compensation	•	Cash bonus	•	Fixed percentage bonus amount based on quantitative company performance combined with discretionary bonus amount based on qualitative individual performance goals
Special merit bonus	•	Cash bonus	•	One-time discretionary bonus for extraordinary effort and/or extraordinary results on corporate development projects
Long-term equity incentive compensation	•	Stock options	•	CEO options vest one fourth per year commencing 1 year after grant date
	•	Restricted stock awards	•	NEOs (other than CEO) options vest one third per year commencing 1 year after grant date
			•	Restricted stock awards vest one third per year commencing 1 year after grant date
Retirement	•	Salary continuation plan	•	Benefit equal to 30% of individual’s final average base salary compensation during last 3 years of employment, payable after reaching specified vesting dates and after reaching the age of 65
	•	401(k) plan	•	Plan closed to new participants on February 3, 2011
			•	100% match of the first 1% of before-tax contributions to the 401(k) plan and 50% of such contributions over 1% and up to 6%, but capped at legal limits
Other	•	Perquisites	•	Car allowance, life insurance benefits, health and welfare benefit plans

2012 Compensation Decisions

•	Amended the Executive Change in Control Severance Plan on March 30, 2012 to accommodate three classes of participation, add a claims procedure and specify a form of Separation Agreement and General Release
•	Adopted 2012 Annual Incentive Performance Plan and CEO Annual Incentive Performance Plan (as approved by shareholders) to provide annual cash bonuses to Named Executive Officers and the CEO contingent on the attainment of targeted levels of EBITDA (earnings, before interest, tax, depreciation and amortization)

2014 Annual Meeting

Deadline for shareholder proposals: Shareholders who wish to present proposals for action at the 2014 Annual Meeting of Shareholders must give written notice to our corporate secretary by December 9, 2013 in order for such proposal to be considered for inclusion in our proxy statement and form of proxy relating to that meeting.

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Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

7800 Woodley Avenue

Van Nuys, California 91406

________________

PROXY STATEMENT

________________

2013 ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 17, 2013

This Proxy Statement is furnished to the shareholders of Superior Industries International, Inc., a California corporation (referred to herein as “Superior,” the “Company” or in the first person notation “we,” “us” and “our”), in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2013 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406 on Friday, May 17, 2013 at 10:00 a.m. Pacific Time and at all postponements and adjournments thereof. The cost of this solicitation will be borne by Superior. The solicitation will be by mail, telephone, email, or oral communication with shareholders. We have also retained Mackenzie Partners, Inc. to assist us in the solicitation of proxies. The total amount estimated to be spent in connection with this proxy solicitation is $21,000, including expenses. Our total expenses are estimated to be approximately $6,000, of which $1,500 has been incurred to date.

The Company has requested that brokers, custodians, nominees and other record holders forward copies of the soliciting materials to persons for whom they hold shares of Superior common stock and request authority for the exercise of proxies. In such cases, the Company will reimburse such record holders for their reasonable expenses, provided the Company is invoiced through Broadridge Financial Systems, Inc. within two months of the Annual Meeting.

The matters to be considered and voted upon at the Annual Meeting are set forth in the Notice of Annual Meeting of Shareholders which accompanies this Proxy Statement.

If your shares are registered directly in your name, you are considered a stockholder of record and you may vote in person at the Annual Meeting, by telephone or internet voting or by signing and returning your WHITE proxy card. A proxy, if properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained thereon. If a properly executed proxy is returned without instructions, the proxy will be voted FOR the approval of the amendment to the articles to declassify the Board of Directors and provide for annual elections, FOR the election as director(s) of the individual(s) named below, FOR the approval of the Amended and Restated 2008 Equity Incentive Plan, FOR the approval of the material terms of the performance goals under the Equity Incentive Plan and FOR the approval of the advisory vote on executive compensation, in each case as recommended by the Board of Directors. If your proxy is not returned or you do not vote at the Annual Meeting, your vote will not be counted. Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised, by filing with the Corporate Secretary of Superior a written notice revoking it or a duly executed proxy bearing a later date, or, if the person executing the proxy is present at the meeting, by voting his or her shares in person. Furthermore, if you vote by Internet or telephone, you may revoke your proxy by voting again by Internet or telephone.

If your shares are registered through a bank, brokerage firm, or other nominee your shares are considered to be held beneficially in “street name.” If your shares are held beneficially in “street name,” you will receive instructions from such holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy or broker’s proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

If your shares are held beneficially in street name and you do not instruct your bank, brokerage firm, or nominee on how to vote, your bank, brokerage firm, or nominee will not be able to vote your shares on any proposals at this Annual Meeting, and your shares will be considered “broker non-votes.”

Please note that even if you plan to attend the Annual Meeting in person, the Company recommends and requests that you vote before the Annual Meeting.

A copy of Superior’s 2012 Annual Report on Form 10-K, as filed with the SEC, accompanies this Proxy Statement. Additional copies of the 2012 Annual Report on Form 10-K will be furnished to any shareholder without charge on written request to Mr. Kerry A. Shiba, E.V.P. and Chief Financial Officer, Superior Industries International, Inc., 7800 Woodley Avenue, Van Nuys, California 91406.

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Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

The approximate date on which Superior anticipates first sending this Proxy Statement and form of proxy to its shareholders is April 11, 2012. The address of the principal executive offices of the Company is 7800 Woodley Avenue, Van Nuys, California 91406.

VOTING SECURITIES AND PRINCIPAL HOLDERS

There were issued and outstanding 27,317,363 shares of Superior’s common stock, no par value (the “Common Stock”), on March 18, 2013, which has been set as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the Annual Meeting. Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of Superior as of the record date; votes may not be cumulated. To constitute a quorum for the transaction of business at the Annual Meeting, there must be present, in person or by proxy, a majority of the shares entitled to vote. Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, broker non-votes will not be counted for purposes of determining the presence or absence of a quorum.

The following table sets forth information known to Superior as of March 18, 2013 with respect to beneficial ownership of the Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the Common Stock, by each director, by each of our Named Executive Officers (as defined in the Compensation Discussion and Analysis section of this Proxy Statement) and by all directors and executive officers of Superior as a group:

Name and Address (†) of Beneficial Owner	Amount and Nature of Beneficially Owned		Percent of Class

The Louis L. Borick Foundation	3,032,346	(1)	11.10%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580	2,472,276	(2)	9.05%
Dimensional Fund Advisors LP Palisades West, Building One Austin, TX 78746	2,275,797	(3)	8.33%
Third Avenue Management LLC 622 Third Avenue, 32nd Floor New York, NY 10017	2,104,456	(4)	7.70%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	1,834,691	(5)	6.72%
Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202	1,658,198	(6)	6.07%
Steven J. Borick	5,450,597	(7)(8)	18.98%
Michael J. O'Rourke	168,397	(7)	*
Parveen Kakar	85,000	(7)	*
Robert A. Earnest	59,616	(7)	*
Philip W. Colburn	30,264	(7)	*
Kerry A. Shiba	29,376	(7)	*
Sheldon I. Ausman	29,334	(7)	*
V. Bond Evans	29,334	(7)	*
Michael J. Joyce	27,034	(7)	*
Margaret S. Dano	21,334	(7)	*
Francisco S. Uranga	19,834	(7)	*
Timothy C. McQuay	667	(7)	*

Superior’s Directors and Executive Officers	6,315,549	(9)	21.37%
as a Group (21 persons)

†	All persons have the Company’s principal office as their address, except as otherwise indicated.
*	Less than 1%.

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Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

(1)	Based on a schedule 13D/A filed with the Securities and Exchange Commission (the “SEC”) on January 4, 2013, The Louis L. Borick Foundation reports shared voting power and shared dispositive power with respect to all 3,032,346 shares.

(2)	Based on a schedule 13D (Amendment No. 5) filed with the SEC on January 16, 2013, GAMCO Investors, Inc. reports sole voting power with respect to 2,295,276 shares and sole dispositive power with respect to all 2,472,276 shares. According to the filing, the reported shares are held by funds or accounts managed by GAMCO Investors, Inc. and the reported shares may also be deemed beneficially owned by Mr. Mario J. Gabelli by virtue of his control of GAMCO Investors, Inc.

(3)	Based on a Schedule 13G filed with the SEC on February 8, 2013, Dimensional Fund Advisers LP reports sole voting power with respect to 2,238,876 shares and sole dispositive power with respect to all 2,275,797 shares. According to the filing, the reported shares are owned by trusts and accounts managed by Dimensional Fund Advisors LP. Dimensional Fund Advisers LP disclaims beneficial ownership with respect to all 2,275,797 shares.

(4)	Based on a Schedule 13G filed with the SEC on February 14, 2013, Third Avenue Management LLC reports sole voting power and sole dispositive power with respect to all 2,104,456 shares.

(5)	Based on a Schedule 13G filed with the SEC on February 4, 2013, BlackRock, Inc. reports sole voting power and sole dispositive power with respect to all 1,834,691 shares. According to the filing, the reported shares are held by BlackRock, Inc. through subsidiaries.

(6)	Based on a Schedule 13G filed with the SEC on February 7, 2013, Heartland Advisors, Inc. reports shared voting power and shared dispositive power with respect to all 1,658,198 shares. According to the filing, the reported shares are held by funds or accounts managed by Heartland Advisors, Inc. and the reported shares may also be deemed beneficially owned by Mr. William J. Nasgovitz by virtue of his control of Heartland Advisors, Inc. Mr. Nasgovitz disclaims all beneficial ownership of all such shares.

(7)	Includes stock options in the amount of 1,405,000 for Mr. Steven Borick, 161,333 for Mr. O'Rourke, 80,000 for Mr. Kakar, 52,750 for Mr. Earnest, 27,000 for Mr. Colburn, 27,000 for Mr. Evans, 27,000 for Mr. Ausman, 24,500 for Mr. Shiba, 22,500 for Mr. Joyce, 17,500 for Ms. Dano, 17,500 for Mr. Uranga, and 0 for Mr. McQuay that are currently exercisable or will become exercisable within 60 days of March 18, 2013.

(8)	Mr. Steven J. Borick is the President and a Director of The Louis L. Borick Foundation (the “Foundation”) and possesses investment and voting power over the 3,032,346 shares of Common Stock owned by the Foundation. Mr. Steven J. Borick is also a trustee of the Nita Borick Management Trust, which owns 800,000 shares of Common Stock. As a result, Mr. Steven J. Borick possesses shared voting and investment power over the shares held by the Nita Borick Management Trust. Mr. Steven J. Borick may be deemed to be a beneficial owner of the securities owned directly by the Nita Borick Management Trust. Mr. Steven J. Borick disclaims beneficial ownership of the securities owned directly by the Nita Borick Management Trust, except to the extent that Mr. Steven J. Borick has a pecuniary interest in such securities.

(9)	Includes 2,231,624 shares of which the directors and executive officers have the right to acquire beneficial ownership through the exercise within 60 days from March 18, 2013 of stock options that have previously been granted. Other than as disclosed with respect to each individual director or officer, each of the directors and officers has sole investment and voting power over his or her shares.

PROPOSAL 1

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF THE BOARD OF DIRECTORS

Proposal 1 seeks to amend the Company’s Amended and Restated Articles of Incorporation (“Restated Articles”) to provide for declassification of the Board of Directors and the annual election of all directors. The Company’s Restated Articles currently provide that the Board is evenly divided into three classes of directors, with each class elected every three years. On the recommendation of the Nominating and Corporate Governance Committee, the Board has approved and recommends that the shareholders adopt the amendments to the Restated Articles to eliminate the classification of the Board over a two-year period and provide for the annual election of all directors beginning with the 2015 Annual Meeting of the Shareholders, as well as make certain conforming changes to the Restated Articles.

If shareholders approve proposal 1, at the 2013 Annual Meeting of Shareholders and at all annual meetings thereafter, directors whose terms are expiring at such meetings will be subject to election for a one-year term expiring at the next annual meeting. As a result, directors

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Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

whose terms expire in 2014 and 2015 will first be elected for one-year terms beginning in those respective years and beginning with the 2015 Annual Meeting of Shareholders, all directors will stand for election at each Annual Meeting for one-year terms. The phase-in of annual elections is designed to comply with California law by allowing all of the sitting directors to complete the original term of office that the shareholders had elected the directors to serve.

The Board has resolved that if the shareholders approve Proposal 1, then immediately upon its taking effect, the size of the Board will be reduced from 9 members to 7 members by eliminating two directorships from Class II for which the term would otherwise expire at the 2013 Annual Meeting of the Shareholders. In this instance, one director from Class II will be elected for a one-year term expiring at the 2014 Annual Meeting of the Shareholders.

If the shareholders do not approve Proposal 1, the size of our Board will remain at 9 members. Proposal 1 does not change the Board’s authority to change the number of directors or to fill any vacancies (including the vacancy that currently exists in Class III resulting from the death of our Founding Chairman, Mr. Louis L. Borick, which the Board intends to fill prior to the 2014 annual meeting) or newly created directorships.

Background of Proposal

As part of its ongoing review of corporate governance matters, the Nominating and Corporate Governance Committee reviewed “best practices” regarding various board structures, including classified or “staggered” boards and boards using annual director elections. The Nominating and Corporate Governance Committee evaluated the advantages and disadvantages of maintaining a classified board.

The Nominating and Corporate Governance Committee considered the advantages of our classified board structure, in that it enhances continuity and stability and encourages persons or firms making unsolicited takeover bids to negotiate directly with the Board. The classified board structure is designed to safeguard against a hostile purchaser replacing a majority or all of our directors with its own nominees at a single annual meeting. Because under a classified board structure only approximately one-third of the directors are elected at any annual meeting of stockholders, at least two annual meetings are required for an acquiror to be able to change a majority of the directors on our Board. As a result, most acquirors will elect to attempt to negotiate a transaction with the Board rather than wait this extended period of time to gain control of the Board.

However, the Nominating and Corporate Governance Committee ultimately concluded that the benefit of increased accountability of directors to shareholders, which may also contribute to improved performance and increased firm value as concluded by the empirical studies of the Shareholder Rights Project, justified recommending a change to a declassified board and the annual election of all directors. The Board of Directors, based on the recommendation of the Nominating and Corporate Governance Committee, unanimously agreed to submit Proposal 1 to the Company’s shareholders for approval.

The Board also believes that the annual election of directors will allow the Board greater flexibility in determining its optimal size. Under California law, a board of directors that is divided into three classes must have at least nine members, while a board that is not divided into classes is not required to have a minimum number of members.

The Nominating and Corporate Governance Committee carefully reviewed the relevant considerations to determine the optimal size of the Board and determined that the workload of the Board and its committees could be completed by a board of 7 members, and that a board of 7 members would still be sufficiently large that its members would possess a diverse set of qualifications and experience. Also as a result of reducing the size of the Board by 2 members, in the event this Proposal 1 is approved, the Company will also reduce its overall cost of director compensation. Upon thorough consideration of that recommendation, the Board unanimously resolved to reduce the size of the Board by eliminating two of the Class II directorships for which the term would otherwise expire at the 2013 Annual Meeting of the Shareholders. This resolution will take immediate effect upon the approval of Proposal 1. If Proposal 1 is not approved by our shareholders, this resolution will have no effect, the size of our Board will remain at 9 members, and the shareholders will be asked to elect three directors to Class II as set forth in Proposal 3.

Text of Amendments

Article Seven of the Company Restated Articles contains the provisions that will be affected if this Proposal 1 is adopted. Article Seven, set forth in Appendix A to this Proxy Statement, shows the proposed amendments with deletions indicated by strikeouts and additions indicated by underlining.

If our shareholders approve this proposal, the Board will amend and restate our Amended and Restated Articles of Incorporation to reflect the revisions set forth in Appendix A, and the resulting Amended and Restated Articles of Incorporation will be filed with the Secretary of State of the State of California which the Company intends to do as soon as shareholder approval is obtained for this Proposal.

In addition to the changes to Article Seven of the Company Restated Articles, we have made (1) changes to Article One to reflect the Company’s correct legal name and (2)

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Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

changes to Article Eleven to correct an administrative error in the copy of the Company Restated Articles on file with the Secretary of State of the State of California. The changes to Articles One and Eleven do not impact the substantive meaning of these Articles.

Vote Required and Board Recommendation

The affirmative vote of at least eighty percent (80%) of the voting power of all the outstanding shares of Common Stock shall be required to approve this proposal. Abstentions and broker non-votes will effectively represent votes against this proposal.

THE SUPERIOR BOARD OF DIRECTORS
UNANIMOUSLY RECOMMENDS

THAT YOU VOTE FOR PROPOSAL 1.

PROPOSAL 2

ELECTION OF ONE DIRECTOR

The Board of Directors currently consists of nine directorships divided into three classes: three Class I directors with terms expiring at the 2015 Annual Meeting of Shareholders, three Class II directors with terms expiring at this Annual Meeting and three Class III directors with terms expiring at the 2014 Annual Meeting of Shareholders. There currently is a vacancy on the Board for one of the Class III directorships. In the event that Proposal 1 is approved, the amendment and restatement of the Amended and Restated Articles of Incorporation (“Second Restated Articles”) will become effective and all of our directors will stand for election at each Annual Meeting for one-year terms. Furthermore, the size of the Board will be reduced from 9 members to 7 members pursuant to the bylaws and a resolution passed by the Board of Directors on March 22, 2013 and we will continue to have one vacancy for the Class III directorship resulting from Mr. Louis L. Borick’s death. If the shareholders do not approve Proposal 1, the size of our Board will remain at 9 members and we will have 3 vacancies after this Annual Meeting resulting from the death of our Founding Chairman, Mr. Louis L. Borick, and the retirement of Mr. V. Bond Evans and Mr. Michael Joyce, two of our current Class II directors, who are not standing for re-election at this Annual Meeting.

The Nominating and Corporate Governance Committee intends to conduct a search to identify a qualified individual to fill the vacancy resulting from Mr. Louis L. Borick’s death prior to the 2014 Annual Meeting. Furthermore, in the event that Proposal 1 is not approved and the size of the Board remains at 9 members, the Nominating and Corporate Governance Committee intends to explore the Company’s options with respect to the vacancies that would result from Mr. Evans and Mr. Joyce not standing for re-election at this Annual Meeting, including identifying qualified individuals to fill these two vacancies.

In order to implement this restructuring of the Board of Directors, two of the former Class II directorships will be terminated. Directors whose terms expire in 2014 or 2015 will complete the term of office that the shareholders had elected those directors to serve, and those directors (or their successors) will first be elected for one-year terms in 2014 or 2015, as applicable.

This Proposal 2 seeks to elect one director to serve a term of office that expires at the 2014 Annual Meeting of Shareholders. This Proposal 2 will only be effective if Proposal 1 is approved.

Unless instructed otherwise, the persons named in the proxy will vote the shares for the election as a director of the nominee named within this proxy. Although it is not contemplated that the nominee will decline or be unable to serve, the shares will be voted by the proxyholders in their discretion for another person if this should happen.

Information Regarding Director Nominee

Mr. Sheldon I. Ausman is currently serving as a Class II director and was elected at the 2010 Annual Meeting of Shareholders for a term of office expiring at the 2013 Annual Meeting of Shareholders. In the event that Proposal 1 is approved, Mr. Ausman is nominated for election to serve a term of office expiring at the 2014 Annual Meeting of Shareholders and until his successor is elected and qualified. Mr. Evans and Mr. Joyce are currently serving as the other Class II directors. Neither Mr. Evans nor Mr. Joyce will stand for re-election at the Annual Meeting.

The Board of Directors unanimously recommends the nominee, Mr. Ausman, for re-election. For Mr. Ausman and for each of the other directors who will continue in office after the Annual Meeting, shown below and in the tables elsewhere in this Proxy Statement are the name, age, principal business or occupation, the year in which each first became a director of the Company, committee memberships, ownership of equity securities of the Company and other information.

Sheldon I. Ausman

Mr. Ausman, age 79, has been a member of the Board of Directors since 1991 and chairs our Audit Committee and serves on our Compensation and Benefits Committee of the Board of Directors. For 34 years, Mr. Ausman was with the international firm of Arthur Andersen, accountants

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and auditors. He retired in 1989 as the Managing Partner of the Southwest United States, Australia, and New Zealand offices. He also served as a member of the firm’s Board of Partners and various other committees. Subsequent to retiring from Arthur Andersen, Mr. Ausman served on the Board of Northern Trust Bank of California and was a director of Allen Telecom, Inc., a New York Stock Exchange listed manufacturer of wireless equipment to the telecommunications industry. He currently is a Principal of Gumbiner Savett, Inc., a regional public accounting firm, a position he has held since 2005. In addition, he is a director of several nonprofit and privately-owned companies. From 2007 to 2010, Mr. Ausman served as our Lead Director. He brings to Superior expertise in strategic transactions, accounting, financial reporting, and audit of manufacturing companies.

Notice of Other Possible Nominees

On January 16, 2013, we received a letter from one of our shareholders, GAMCO Asset Management, Inc. (“GAMCO”), a wholly-owned subsidiary of GAMCO Investors, Inc., expressing its intention to nominate Mr. Walter M. Schenker for election as a director at the Annual Meeting, and on April 1, 2013, GAMCO filed preliminary proxy materials with the SEC regarding the nomination of Mr. Schenker. The nomination of Mr. Schenker by GAMCO was made in compliance with the nomination procedures set forth in the Company’s bylaws and described in this Proxy Statement under “Selection of Nominees for Director” beginning on page 9.

After we received the January 16, 2013 letter from GAMCO, the Board carefully considered the nomination of Mr. Schenker and conducted in-person interviews of Mr. Schenker at our headquarters. These interviews were conducted on January 31, 2013 by the Nominating and Corporate Governance Committee of the Board, as well as the Chairman of the Board. After its careful consideration and in-person interviews of Mr. Schenker, the Board determined that Mr. Schenker lacked the qualifications to serve on the Board and would not add to the diversity or quality of the Board. The Chairman of the Board informed GAMCO of the Board’s determination and asked GAMCO to reconsider its nomination of Mr. Schenker, which GAMCO declined.

If GAMCO proceeds with the solicitation of proxies or nominates Mr. Schenker for election as a director at the Annual Meeting, you will receive an opposing proxy statement and BLUE proxy card or other proxy solicitation materials from GAMCO. We are not responsible for the accuracy of any information provided by or relating to GAMCO contained in any proxy solicitation materials filed or disseminated by, or on behalf of, GAMCO or any other statements they may otherwise make.

Your Board has not approved or endorsed the nomination of Mr. Schenker and strongly urges you not to sign or return the BLUE proxy card that GAMCO may send to you and to discard any proxy materials and proxy cards that you may receive from GAMCO. We believe that the current Board, with its breadth of relevant and diverse experience, represents the best interests of our stockholders and that the director nominated by the Board should be re-elected.

Vote Required and Board Recommendation

The one person receiving the largest number of “yes” votes will be elected as a director. Under California law, since there is no particular percentage of either the outstanding shares or the shares represented at the meeting required to elect a director, abstentions and broker non-votes will have no effect on the election of our director. However, our Corporate Governance Guidelines require that in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation following certification of the shareholder vote. The Nominating and Corporate Governance Committee and the Board must then decide whether or not to accept the tendered resignation, culminating with a public disclosure explaining the Board’s decision and decision-making process.

The superior Board of Directors UNANIMOUSLY recommends A VOTE
FOR the ELECTION OF MR. SHELDON AUSMAN AS A DIRECTOR.

PROPOSAL 3

ELECTION OF THREE DIRECTORS IF AMENDMENT TO ARTICLES TO DECLASSIFY
THE BOARD OF DIRECTORS IS NOT APPROVED

If Proposal 1 is not approved, then the Board of Directors will continue to be divided into three classes and three Class II directors will be elected at this Annual Meeting. The Class II directors will be elected to serve a three-year term ending at the 2016 Annual Meeting and until their successors are elected and qualified.

Unless instructed otherwise, the persons named in the proxy will vote the shares for the election of the nominees named within this proxy to be Class II directors. Although it is not contemplated that any nominee will decline or be unable to serve, the shares will be voted by the proxy holders in their discretion for another person if this should

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happen. This Proposal 3 will only be effective if Proposal 1 is not approved.

Information Regarding Director Nominees

Messrs. Ausman, Evans and Joyce are currently serving as Class II directors and were elected at the 2010 Annual Meeting of Shareholders for a term of office expiring at the 2013 Annual Meeting of Shareholders. Messrs. Evans and Joyce will not be standing for re-election at the Annual Meeting. In the event that Proposal 1 is not approved, Messrs. Borick and Uranga, who are currently serving as Class III directors, will resign as Class III directors and stand for immediate election as Class II directors.

The Board of Directors unanimously recommends all of the nominees for re-election.

In the event that Proposal 1 is not approved, each of the following people are nominated for election as Class II directors to serve a three-year term ending at the 2016 Annual Meeting and until their successors are elected and qualified.

Sheldon I. Ausman

Please refer to Proposal 2 for more detailed information about Mr. Ausman.

Steven J. Borick

Mr. Borick, age 60, has been a member of the Board since 1981 and has served as its Chairman since 2007. Mr. Borick is responsible for the formulation of our overall strategic planning and that of our subsidiaries. He served as our President since 2003, and as our Chief Executive Officer since 2005. He joined us in January 1999, after serving on our Board for 18 years, and was appointed Vice President, Strategic Planning on March 19, 1999, and Executive Vice President on January 1, 2000. Prior to joining us, he was engaged in the oil exploration business for over 20 years as President of Texakota, Inc. and general partner of Texakota Oil Co. Mr. Steven Borick has also served on the Board of Directors of M.D.C. Holdings, Inc., a New York Stock Exchange listed company, for 25 years, from April 1987 until his most recent term of office expired in May 2012. Mr. Borick’s intimate knowledge of our business and operations provides the Board with company-specific experience and expertise.

Francisco S. Uranga

Mr. Uranga, age 49, has been a member of the Board of Directors since 2007. Mr. Uranga is Corporate Vice President and Chief Business Operations Officer for Latin America at Taiwan-based Foxconn Electronics, Inc., the largest electronic manufacturing services company in the world, a position he has held since 2004. In this position Mr. Uranga is responsible in Latin America for government relations, regulatory affairs, incentives, tax and duties, legal, customs, immigration, and land and construction issues. From 1998 to 2004, he served as Secretary of Industrial Development for the state government of Chihuahua, Mexico. Previously, Mr. Uranga was Deputy Chief of Staff and then Chief of Staff for Mexican Commerce and Trade Secretary Herminio Blanco, where he actively participated in implementing the North American Free Trade Agreement and in negotiating key agreements for the Mexican government as part of the country's trade liberalization. Earlier, Mr. Uranga was Sales and Marketing Manager for American Industries International Corporation. He earned a B.B.A. in Marketing from the University of Texas at El Paso and a Diploma in English as a Second Language from Brigham Young University. Since July 2012, Mr. Uranga has served on the board of directors of Corporación Inmobiliaria Vesta, a public company traded on the Mexican Stock Exchange. Mr. Uranga brings to our Board expertise in Mexican-American relations, operations and regulatory compliance, helping us manage our plants in Mexico, which now account for the majority of our production. Mr. Uranga serves on both our Compensation and Benefits Committee and Nominating and Corporate Governance Committee of the Board of Directors.

Notice of Other Possible Nominees

On January 16, 2013, we received a letter from one of our shareholders, GAMCO Asset Management, Inc. (“GAMCO”), a wholly-owned subsidiary of GAMCO Investors, Inc., expressing its intention to nominate Mr. Walter M. Schenker for election as a director at the Annual Meeting, and on April 1, 2013, GAMCO filed preliminary proxy materials with the SEC regarding the nomination of Mr. Schenker. The nomination of Mr. Schenker by GAMCO was made in compliance with the nomination procedures set forth in the Company’s bylaws and described in this Proxy Statement under “Selection of Nominees for Director” beginning on page 9.

After we received the January 16, 2013 letter from GAMCO, the Board carefully considered the nomination of Mr. Schenker and conducted in-person interviews of Mr. Schenker at our headquarters. These interviews were conducted on January 31, 2013 by the Nominating and Corporate Governance Committee of the Board, as well as the Chairman of the Board. After its careful consideration and in-person interviews of Mr. Schenker, the Board determined that Mr. Schenker lacked the qualifications to serve on the Board and would not add to the diversity or quality of the Board. The Chairman of the Board informed GAMCO of the Board’s determination and asked GAMCO to reconsider its nomination of Mr. Schenker, which GAMCO declined.

If GAMCO proceeds with the solicitation of proxies or nominates Mr. Schenker for election as a director at the Annual Meeting, you will receive an opposing proxy

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statement and BLUE proxy card or other proxy solicitation materials from GAMCO. We are not responsible for the accuracy of any information provided by or relating to GAMCO contained in any proxy solicitation materials filed or disseminated by, or on behalf of, GAMCO or any other statements they may otherwise make.

Your Board has not approved or endorsed the nomination of Mr. Schenker and strongly urges you not to sign or return the BLUE proxy card that GAMCO may send to you and to discard any proxy materials and proxy cards that you may receive from GAMCO. We believe that the current Board, with its breadth of relevant and diverse experience, represents the best interests of our stockholders and that the director nominated by the Board should be re-elected.

Vote Required and Board Recommendation

The three persons receiving the largest number of “yes” votes will be elected as directors. Under California law, since there is no particular percentage of either the outstanding shares or the shares represented at the meeting required to elect a director, abstentions and broker non-votes will have no effect on the election of our directors. However, our Corporate Governance Guidelines require that in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation following certification of the shareholder vote; votes “against” the election of any director are considered equivalent to “withheld” votes. The Nominating and Corporate Governance Committee and the Board must then decide whether or not to accept the tendered resignation, culminating with a public disclosure explaining the Board’s decision and decision-making process.

The superior Board of Directors UNANIMOUSLY recommends A VOTE

FOR the ELECTION OF DIRECTORS AUSMAN, BORICK AND URANGA
AS class II directors.

Continuing Directors

The background and business experience of the directors whose terms are not expiring at the Annual Meeting are as follows:

Class I —	Serving until the 2015 Annual Meeting of Shareholders and until their respective successors are elected and qualified:

Philip W. Colburn

Mr. Colburn, age 84, has served on the Board of Directors since 1990. Mr. Colburn has more than 40 years of business experience as an entrepreneur, senior executive, CEO and Chairman of privately held and public companies. Mr. Coburn retired as the Chairman of Allen Telecom, Inc., a New York Stock Exchange listed manufacturer of wireless equipment to the global telecommunications industry, in July 2003. He held this position since 1988. He also served as CEO of the company from 1988 to 1993. A CPA, Mr. Colburn has a B.S. from UCLA in Finance and a Masters in Economics from the University of Denver. Mr. Colburn has been a director of nine different public companies. He has expertise in senior management, finance, management of foreign and domestic automotive operations, and transactional negotiation and brings this experience and insight to the Board. Mr. Colburn serves on our Audit and Nominating and Corporate Governance Committees of the Board of Directors.

Margaret S. Dano

Ms. Dano, age 53, has served on the Board of Directors since 2007 and as our Lead Director since 2010. Ms. Dano brings to this position over 30 years of experience in large, industry leading companies. Ms. Dano was Vice President, Worldwide Operations of Garrett Engine Boosting Systems, a division of Honeywell International, Inc., from June 2002 until her retirement from that position in 2005. From April 2002 to June 2002, she was Vice President, Global Operations, Automation and Controls Solutions of Honeywell. She was Vice President, Supply Chain, Office Products of Avery Dennison Corporation from January 1999 to April 2002, and was Avery Dennison’s Vice President, Corporate Manufacturing and Engineering from 1997 to 1999. Previously, she was Vice President, Operations Accessories, North America, of Black & Decker Corporation, and she served as a Program Manager, Product Manager and Plant Manager for General Electric Corporation for a five-year period in the early 1990s. Ms. Dano received a B.S.M.E. in mechanical-electrical engineering from the General Motors Institute of Technology and Management. She is currently the Lead Director and a member of the Compensation Committee for International Container Services, a provider of reusable container solutions in the United States. She has served on the Board, Audit, Compensation and Governance committees of Fleetwood Enterprises, and the Board, Lead Director and Chair of the Compensation Committee for Anthony International. Ms. Dano brings expertise in strategic planning, product management, start-up and global operations, and cost and quality improvements to our Board, and also chairs our Nominating and Corporate Governance Committee and serves on our Audit Committee.

Timothy C. McQuay

Mr. McQuay, age 61, has served on the Board of Directors since 2011. Mr. McQuay brings with him nearly 30 years of financial advisory experience to the Board. He has served as Managing Director, Investment Banking with Noble Financial Capital Markets, an investment banking

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firm, since November 2011. Previously, he served as Managing Director, Investment Banking with B. Riley & Co., an investment banking firm, from September 2008 to November 2011. From August 1997 to December 2007, he served as Managing Director – Investment Banking at A.G. Edwards & Sons, Inc. From May 1995 to August 1997, Mr. McQuay was a Partner at Crowell, Weedon & Co. and from October 1994 to August 1997 he also served as Managing Director of Corporate Finance. From May 1993 to October 1994, Mr. McQuay served as Vice President, Corporate Development with Kerr Group, Inc., a New York Stock Exchange listed plastics manufacturing company. From May 1990 to May 1993, Mr. McQuay served as Managing Director of Merchant Banking with Union Bank. Mr. McQuay received an A.B. degree in economics from Princeton University and a M.B.A. degree in finance from the University of California at Los Angeles. He also serves as the Chairman of the Board of Directors of BSD Medical, Inc. and as the Chairman of the Board of Meade Instruments Corp. Mr. McQuay’s qualifications to serve on the Board include, among others, his extensive business and financial experience and his public company board experience, which includes extensive experience on compensation and audit committees. Mr. McQuay also brings to the Board valuable insight into corporate finance, corporate strategy and risk management that he has gained from his 30 years of experience in the investment banking and financial services industries. Effective January 27, 2012, Mr. McQuay was elected to our Audit and Compensation and Benefits Committee and was elected to Chair of the Compensation and Benefits Committee on April 1, 2013.

Class III —	Serving until the 2014 Annual Meeting of Shareholders and until their respective successors are elected and qualified:

In the event that Proposal 1 is approved Messrs. Borick and Uranga will continue as Class III directors. In the event that Proposal 1 is not approved, Messrs. Borick and Uranga will resign as Class III directors and stand for election as Class II directors at the Annual Meeting in accordance with Proposal 3.

Steven J. Borick

Please see Proposal 3 for more detailed information about Mr. Borick.

Francisco S. Uranga

Please see Proposal 3 for more detailed information about Mr. Uranga.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Selection of Nominees for Director

It is the policy of the Board, as set forth in the Company’s Corporate Governance Guidelines, to select director nominees who possess personal and professional integrity, sound business judgment, a willingness to devote the requisite time and energies to their duties as director, and relevant experience and skills to be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company’s shareholders. Board members are evaluated and selected based on their individual merit as well as in the context of the needs of the Board as a whole.

The Nominating and Corporate Governance Committee is responsible for identifying, reviewing, and recommending for the Board’s selection qualified individuals to be nominated for election or re-election to the Board, consistent with the criteria set forth in the Company’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee, in conducting such evaluation, may also take into account such other factors as it deems relevant.

The Nominating and Corporate Governance Committee annually reviews the appropriate experience, skills and characteristics required of Board members in the context of the current membership of the Board to determine whether the Board would be enhanced by an increase or decrease in size of one or more directors. This review includes, among other relevant factors in the context of the perceived needs of the Board at that time, issues of experience, reputation, judgment, diversity and skills. Although the Nominating and Corporate Governance Committee does not have a diversity policy for the selection of nominees for director, the Nominating and Corporate Governance Committee does consider diversity when identifying director nominees. For this purpose, the Nominating and Corporate Governance Committee considers not only race, gender and ethnicity, but also differences in viewpoint, professional and business experience, education and skill, among other criteria.

Prior to nominating an existing director for re-election to the Board, the Nominating and Corporate Governance Committee considers and reviews the existing director’s Board and committee meeting attendance and performance, length of Board service, and independence, as well as the experience, skills and contributions that the existing director brings to the Board. Further, the Nominating and Corporate Governance Committee receives disclosures relating to a director’s independence and assists the Board in making determinations as to the independence of the directors. The Nominating and Corporate Governance Committee also reviews

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periodically the composition, size and structure of the Board as a whole.

From time to time, the Nominating and Corporate Governance Committee may engage outside search firms to assist it in identifying and contacting qualified director candidates. Additionally, due consideration is given to candidates submitted by shareholders, although shareholders are encouraged to open a dialog before submitting a candidate in order to better understand the needs of the Board of Directors and so that the Nominating and Corporate Governance Committee can better understand shareholder concerns.

Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as director at a meeting by providing written notice of such shareholder's intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Corporate Secretary of the Company not later than 120 days in advance of an annual meeting of shareholders, and with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. A shareholder notice must contain the following information:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
•	a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
•	a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;
•	such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and
•	the consent of each nominee to serve as a director of the corporation if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with these procedures, and the nomination shall be void.

The Nominating and Corporate Governance Committee recommended the directors nominated by the Board for election at the Annual Meeting. When a member of the Nominating and Corporate Governance Committee is under consideration for nomination, the nominee typically recuses himself or herself from the discussion and abstains from the voting on the recommendation.

The Company’s policies and procedures regarding the selection of director nominees are described in detail in the Company’s Corporate Governance Guidelines and the Nominating and Corporate Governance Committee Charter, which are available on the Company’s website at http://www.supind.com/investor/finrpt.aspx.

Board Leadership Structure and Risk Oversight

As is common practice among public companies in the United States, our Board has appointed the Company’s Chief Executive Officer to serve as Chairman of the Board. The Board’s leadership structure has combined the positions of Chairman and CEO since the Company was founded, except for a two-year transition period when our founder, Mr. Louis Borick, continued as Chairman and Mr. Steven Borick was our CEO. Mr. Steven Borick has served as Chairman and CEO since May, 2007.

The Board believes that combining the Chairman and CEO roles provides more consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy and is important in unifying the Company’s strategy behind a single vision. In addition, we have found that our CEO is the most knowledgeable member of the Board regarding risks the Company may be facing and, in his role as Chairman, is able to facilitate the Board’s oversight of such risks. If a structure was established that required an independent director to serve as Chairman, the Board believes it would impair its ability to select the most qualified individual to serve as Chairman. This would not be in the best interests of the Company and its shareholders.

When Mr. Borick was elected as Chairman in 2007, the independent directors of the Board also designated an independent Lead Director. The position of Lead Director is currently held by Ms. Margaret Dano. As Lead Director, Ms. Dano has the authority and responsibility to:

•	Preside at the executive sessions of the independent directors;
•	Advise the Chairman regarding the agenda, structure, schedule, appropriate length of Board meetings and materials to be provided to directors;
•	Assign tasks to appropriate committees in consultation with the Chairman;
•	Recommend committee appointments to the Nominating and Corporate Governance Committee;
•	Facilitate the annual review of the CEO’s performance together with the Chair of the Compensation and Benefits Committee; and
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•	Serve as an independent point of contact for shareholders.

With the exception of the Chairman, the Lead Director and the remaining six directors are all independent. Thus, more than three-fourths of the Board of Directors consists of independent directors. This independent majority and our governance practices provide an effective and independent oversight of management.

Regarding risk oversight, the Company’s internal audit department provides both management and the independent Audit Committee, which discusses and oversees policies with respect to risk assessment and risk management, with ongoing assessments of the Company’s risk management processes and system of internal control and the specific risks facing the Company. The Audit Committee reports regularly to the Board, as provided in its charter. In addition, the Audit Committee identifies and requires reporting on areas perceived as potentially posing risk to the Company’s business. Furthermore, the Compensation and Benefits Committee oversees the risks relating to the Company’s compensation policies and practices and the Nominating and Corporate Governance Committee oversees management development and leadership succession at the Company.

For the foregoing reasons, the Board believes that its leadership structure provides an appropriate balance between the need for strategic leadership by our Chairman and CEO, and the oversight, objectivity and independence of the Lead Director and non-management directors. Further, the Board believes its leadership structure is appropriate given the Company’s specific circumstances, the management of risk and the Board’s administration of its oversight function.

Committees and Meetings of the Board of Directors; Director Independence

The Board of Directors of the Company held five regularly scheduled meetings in 2012. Each director attended all regularly scheduled meetings of the Board of Directors and only one director missed one meeting of a committee of the Board during 2012. In addition to formal meetings, the Board may, from time to time, hold informal telephonic conferences for management to update the Board on new events. These conference calls provide the Board an opportunity to ask questions of management. The conference calls, when they occur, are informal in nature, and do not have an agenda. No compensation is provided to the Board members for their participation in such calls. Although the Company has no formal policy with regard to Board members’ attendance at its annual meeting of shareholders, it is customary for the Company’s directors to attend. All of the Company’s directors attended the Company’s 2012 Annual Meeting of Shareholders. In addition to meeting as a group to review the Company’s business, certain members of the Board of Directors also devote their time and talents to certain standing committees. Current committees of the Board of Directors of the Company and the respective members are discussed below.

Audit Committee

The Audit Committee’s functions include direct responsibility for:

•	appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged to audit the Company’s financial statements or to perform other audit, review or attestation services for the Company,
•	discussing with the independent auditors their independence,
•	reviewing and discussing with the Company’s independent auditors and management the Company’s audited financial statements,
•	recommending to the Company’s Board of Directors whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the previous fiscal year, and
•	discussing with management the company’s risk assessment and risk management practices, including risk relating to the Company’s financial statements and financial reporting processes.

The Audit Committee is composed of Sheldon I. Ausman (Committee Chair), Philip W. Colburn, Margaret S. Dano and Timothy C. McQuay. Messrs. Ausman, Colburn and McQuay and Ms. Dano are independent as that term is defined in Section 303A.02 of the New York Stock Exchange’s Corporate Governance Rules and the Exchange Act Rules. The Board has determined that Mr. Ausman is an “audit committee financial expert” as defined by SEC rules based upon, among other things, his accounting background and experience. The Audit Committee met five times in 2012. See also Audit Committee Report on page 40 in this Proxy Statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s functions include:

•	assisting the Board in identifying qualified individuals to become directors,
•	recommending to the Board qualified director nominees for election at the annual meeting of shareholders,
•	determining membership on Board committees,
•	reviewing and recommending amendments to the Corporate Governance Guidelines, and
•	oversight of annual self-evaluations by the Board.

The Nominating and Corporate Governance Committee is composed of Margaret S. Dano (Committee Chair),

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Philip W. Colburn and Francisco S. Uranga. Ms. Dano and Messrs. Colburn and Uranga are independent as that term is defined under the New York Stock Exchange’s Corporate Governance Rules. The Nominating and Corporate Governance Committee met twice in 2012.

Compensation and Benefits Committee

The Compensation and Benefits Committee’s functions include:

•	review and approval of compensation for the Company’s officers and key employees,
•	administration of the Company’s 2008 Equity Incentive Plan, and
•	review and evaluate the risks involved in the Company’s Compensation policies and practices.

During 2012, the Compensation and Benefits Committee consisted of V. Bond Evans (Committee Chair), Sheldon I. Ausman, Michael J. Joyce and Timothy C. McQuay. The terms of Messrs. Evans and Joyce expire at the Annual Meeting and they are not standing for re-election at the Annual Meeting. As a result, the Board of Directors on April 1, 2013, accepted the committee resignations of Messrs. Evans and Joyce, and elected Mr. Uranga as a member of the Committee, and appointed Mr. McQuay as Committee Chair. Messrs. Ausman, Evans, Joyce, McQuay and Uranga are independent as that term is defined under the New York Stock Exchange’s Corporate Governance Rules. The Compensation and Benefits Committee met six times during 2012. The Compensation and Benefits Committee may form and delegate authority to subcommittees when it determines that such action is appropriate under the circumstances. See also Compensation Committee Report on page 30 in this Proxy Statement. Additional information regarding the Compensation and Benefits Committee’s processes and procedures for the consideration and determination of executive compensation is provided in the Compensation Discussion and Analysis on page 23 in this Proxy Statement.

Other Committees; Committee Charters

In addition to its standing committees, the Board of Directors may on occasion form a committee for a discrete purpose, such as the consideration of the settlement of a lawsuit or the approval of a transaction. The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation and Benefits Committee, and the Nominating and Corporate Governance Committee, which charters are available on the Company’s website at www.supind.com/investor/BOC.aspx.

Non-Management Executive Sessions

Non-management directors meet generally before or after regularly scheduled meetings of the Board of Directors. The Lead Director, Ms. Dano, chairs these sessions.

Communications with Directors

Shareholders and interested parties wishing to communicate directly with the Board of Directors, the Chairman of the Board, the Lead Director, the Chair of any committee, or the non-management directors as a group about matters of general interest to shareholders are welcome to do so by writing the Company’s Corporate Secretary at Superior Industries International, Inc., 7800 Woodley Avenue, Van Nuys, California 91406. The Corporate Secretary will forward these communications as directed. Before submitting proposals for consideration at a meeting of shareholders, the Company strongly encourages shareholders to commence a dialogue with the Board of Directors, as the Board may be able to address the shareholder’s concerns without the expense and necessity of a shareholder vote.

Corporate Governance Guidelines

The Board believes in sound corporate governance practices and has adopted formal Corporate Governance Guidelines to enhance its effectiveness. Our Board has adopted these Corporate Governance Guidelines in order to ensure that it has the necessary authority and practices in place to fulfill its role of management oversight and monitoring for the benefit of our shareholders. The Corporate Governance Guidelines set forth the practices our Board will follow with respect to, among other areas, director qualification and independence, board and committee meetings, involvement of and access to management, and Chief Executive Officer performance evaluation and succession planning. The Corporate Governance Guidelines are publicly available on the Company’s website at: http://www.supind.com/investor/CorporateGovernance.aspx.

Code of Conduct

The Company has adopted a Code of Conduct, a code of ethics that applies to all of the Company's directors, officers and employees. The Code of Conduct is publicly available on the Company’s website at http://www.supind.com/investor/CodeConduct.aspx. Any amendments to the Code of Conduct or grant of any waiver from a provision of the code to any director or officer will be disclosed on the Company's website within five days of a vote of the Board of Directors or a designated Board committee that such an amendment or waiver is appropriate, and shall otherwise be disclosed as required by applicable law or New York Stock Exchange rules.

Transactions with Related Persons

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

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Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

The Audit Committee, pursuant to the Audit Committee Charter approved by our Board, has oversight for reviewing material transactions, contracts and agreements, including related person transactions. The Audit Committee Charter requires that management of the Company inform the Audit Committee of all related person transactions. In addition, our Code of Conduct requires our directors, officers and employees to report actual and potential conflicts of interest. Directors and officers are required to report such information to the Chairman of the Nominating and Corporate Governance Committee.

Our Board and the Nominating and Corporate Governance Committee annually review any related person transaction involving a director in determining the independence of our directors pursuant to our Corporate Governance Guidelines, SEC rules and the New York Stock Exchange listing standards.

Related Person Transactions

Superior’s main office located at 7800 Woodley Avenue, Van Nuys, California, is subleased from The Louis L. Borick Administrative Trust and the Nita Borick Management Trust. The trusts are respectively controlled by Mr. Steven Borick, who is a director and CEO of the Company, and Nita Borick, who is the mother of Mr. Steven Borick. As of January 1, 2013, The Louis L. Borick Administrative Trust agreed to transfer its leasehold interest in Superior’s main office to The Louis L. Borick Foundation, a California nonprofit corporation of which Mr. Steven Borick is both an officer and director. The current sublease expires in 2015, and the Company holds two options to renew: one for an additional five-year period, and one for an additional five-year, nine month period. During fiscal year 2012, Superior paid approximately $424,692 in rentals under the land and building leases. The Company believes this transaction was on terms that are fair to the Company and could have been obtained on similar terms from an unrelated third party.

PROPOSAL 4

APPROVAL OF THE AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN

Introduction

The Superior Industries International, Inc. 2008 Equity Incentive Plan (the “Equity Plan”) was approved by our shareholders on May 30, 2008, and replaced our 2003 Equity Incentive Plan. The Equity Plan authorizes the issuance pursuant to equity-based incentive compensation awards of up to 3,500,000 shares of our Common Stock.

As of March 18, 2013, there were approximately 2,017,525 shares of our Common Stock remaining available for future grants under the Equity Plan. We are not seeking approval to increase the overall number of shares for issuance in the Equity Plan.

The Equity Plan has been effective in attracting and retaining highly-qualified employees and non-employee directors and has provided an incentive that aligns the economic interests of plan participants with those of our shareholders. On March 22, 2013, the Board approved an amendment and restatement of the Equity Plan consisting of two categories of amendments. One category of amendments, which we refer to as the “Housekeeping Amendments,” does not require approval of our shareholders but we would like for our shareholders to know about them as we believe they facilitate good corporate governance. The other amendment, which we refer to as the “Contingent Amendment,” is subject to approval of the shareholders at the Annual Meeting. By voting to approve the Amended and Restated Equity Plan, you will be voting to approve the Contingent Amendment.

Housekeeping Amendments. These consist of a series of amendments, described in more detail below, to modernize the plan by:

•	expanding the types of awards that may be granted to include service-vesting restricted stock units, or “RSUs”;
•	imposing an annual limit on grants to non-employee directors;
•	specifying that awards made under the plan are subject to any compensation recoupment or “clawback” policy adopted by the Company from time to time;
•	prohibiting payment of dividends or dividend equivalents with respect to performance-based awards until the performance condition is satisfied;
•	prohibiting “liberal” share counting for the plan;
•	expanding the current prohibition on repricing of options and stock appreciation rights;
•	expanding the possible methods of exercising stock options to include net exercise as permitted under current accounting standards; and
•	adding provisions to facilitate compliance with Section 409A of the Internal Revenue Code, or the “Code.”

Contingent Amendment. This amendment, which is contingent on shareholder approval, would increase the limit on shares (from the existing plan share reserve) that may be issued in the form of “full-value awards,” which includes restricted stock, RSUs and performance awards other than options or stock appreciation rights, or “SARs.”

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We propose to increase the limit on full-value awards from 100,000 shares to 600,000 shares, which represents about 26% of the original plan reserve of 3,500,000 shares.

If the Amended and Restated Equity Plan is approved by the shareholders, it will take effect as of May 17, 2013. If the Amended and Restated Equity Plan is not approved by the shareholders, the Equity Plan, as amended only by the Housekeeping Amendments, will continue in effect (plus the performance goals described under Proposal 5, if such proposal is approved by the shareholders at the Annual Meeting) until May 30, 2018. This proposal is separate from Proposal 5 to approve the material terms of the performance goals under the Equity Plan which is discussed further below and in that proposal on page 20.

Background for the Current Request to Increase the Limit on Full-Value Awards

When adopted, the Equity Plan authorized the issuance of up to 3,500,000 shares of our Common Stock, with no more than 100,000 issuable in the form of full-value awards, such as restricted stock. Of the original share reserve of 3,500,000 shares, approximately 1,482,475 shares had been issued as of the record date, leaving approximately 2,017,525 shares for future grants, including 3,950 full-value awards. Our calculations suggest that it is prudent to free up more shares from the remaining plan reserve to be granted in the form of full-value awards. Full-value awards (i) are easily adaptable to performance-based vesting conditions that encourage and reward our employees for meeting specific financial, operational and/or personal objectives, (ii) tend to have stronger retention value for employees than options or SARs, and (iii) require fewer shares to deliver comparable grant value as do options or SARs. Without this reallocation of permitted uses for our share reserve, we would need to make changes to our long-term incentives program in a manner that we believe is not in keeping with current best practices or in the best interest of our shareholders. The changes to our practices would limit our flexibility to provide competitive compensation and thus our ability to attract, retain and reward the caliber of employees necessary to achieve superior performance.

Principal Changes to the Existing Equity Plan

The principal changes to the existing Equity Plan as reflected in the amendment and restatement are intended to incorporate a range of compensation best practices, and are summarized as follows:

•	No Change in Pool of Shares Authorized for Issuance. Total cumulative and future shares that may be issued under the Equity Plan would not increase. There is no “evergreen” provision.
•	Increase Limit on Grants of Full Value Awards. The Equity Plan currently provides that only 100,000 of the 3,500,000 shares reserved for issuance under the plan may be issued in the form of “full-value” awards such as restricted stock and RSUs. This limit on full-value awards would be increased to 600,000 shares, which would allow us more flexibility in designing efficient, performance-oriented long-term equity compensation programs.
•	No Liberal Share Recycling Provisions. Only shares covering awards that expire, or are forfeited, cancelled or settled in cash will again be available for issuance under the Equity Plan. The following shares will not be added back to the aggregate plan reserve: (i) the number of shares with respect to which an award is granted (except as previously noted); (ii) shares not issued or delivered as a result of the net settlement of an outstanding option or SAR, (iii) shares used to pay the exercise price or withholding taxes related to an outstanding option or SAR, (iv) shares repurchased on the open market with the proceeds of the exercise price of an option, or (v) shares surrendered or withheld to cover taxes due upon the vesting of an award.

In addition, the Equity Plan as proposed to be amended and restated will continue to incorporate the following compensation best practices:

•	Minimum Vesting Periods. Restricted stock and RSUs subject to time-based vesting conditions may not vest in full in less than three years from the date of grant. Restricted stock and RSUs subject to performance-based vesting conditions may not vest in full in less than one year from the date of grant. These minimum vesting periods are subject to exceptions where vesting has occurred due to (i) a participant’s death, disability or retirement, or (ii) a change in control. There is also an exception for up to 5% of the total number of shares authorized, to accommodate for special circumstances.
•	No Repricing. Repricing of stock options and SARs (including reduction in the exercise price of stock options or replacement of an award with cash or another award type) is prohibited without prior shareholder approval.
•	Option Exercise Price. The exercise price of stock options and SARs may not be less than 100% of fair market value on the date of grant, except for stock options and SARs assumed in connection with the acquisition of another company.
•	Limitation on Amendments. No material amendments to the Equity Plan can be made without shareholder approval as required by applicable NYSE rules, such as any such amendment that would materially increase the number of shares reserved or the per-participant award limitations under the Equity Plan, or that would
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diminish the prohibitions on repricing stock options or SARs granted under the Equity Plan.
•	Compensation Recovery Policy. Awards under the Equity Plan are subject to “claw-back” compensation recovery policies adopted by our Board or the Compensation and Benefits Committee from time to time.

Significant Historical Award Information

We believe we have been judicious in our use of shares previously authorized by our shareholders under the Equity Plan. We closely monitor share usage and in recent years have decreased our annual equity run rate and dilution by shifting to a larger percentage of full value awards as components of our long-term incentives program and allocating a lesser percentage to stock option awards.

Authorized Shares and Stock Price

Our restated articles of incorporation authorize the issuance of 100,000,000 shares of Common Stock. There were 27,317,363 shares of our Common Stock issued and outstanding as of March 18, 2013, the Record Date for the Annual Meeting, and the closing price of a share of our Common Stock as of that date was $19.23.

Summary of the Amended and Restated Equity Plan

The major features of the Equity Plan as proposed to be amended and restated are summarized below. The summary is qualified in its entirety by reference to the full text of the amended and restated Equity Plan, which is attached to this Proxy Statement as Appendix B.

Plan Purpose. The Equity Plan is intended to advance the interests of our shareholders by enabling the Company to attract and retain qualified individuals to serve as officers, directors, employees and consultants through opportunities for equity participation in the Company, and to reward those individuals who contribute to the achievement of our financial and strategic business goals and create long-term shareholder value through equity-based compensation.

Administration. The Equity Plan is administered by the Compensation and Benefits Committee of our Board, also referred to as the “Committee” or the administrator. However, our full Board of Directors may at any time act on behalf of the Committee and serve as the administrator. The administrator has the authority to interpret the provisions of the Equity Plan; to make, change and rescind rules and regulations relating to the Equity Plan; and to change or reconcile any inconsistency in any award or agreement covering an award. To the extent consistent with applicable law, the Board has discretion to delegate its authority under the Equity Plan to a Board sub-committee consisting of one or more executive officers (with respect to awards to participants other than executive officers) or, in connection with nondiscretionary administrative duties, to other parties as it deems appropriate.

Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the Equity Plan prohibits the administrator from repricing any outstanding “underwater” stock option or SAR without prior approval of our shareholders. For these purposes, “repricing” includes amending the terms of an underwater option or SAR to lower the exercise price, canceling an underwater option or SAR and granting exchange replacement options or SARs having a lower exercise price or other forms of awards, or repurchasing the underwater option or SAR for cash.

Eligible Participants. The administrator may grant awards to any employee, officer, consultant or non-employee director of the Company or its affiliates. The selection of participants will be based upon the administrator’s determination that the participant is in a position to contribute materially to our continued growth and development and to our long-term financial success. The number of eligible participants in the Equity Plan varies from year to year; currently, there are approximately 1,701 persons employed by or otherwise in the service of the Company and its affiliates, including 14 executive officers and seven non-employee directors, who would be eligible to receive awards under the Equity Plan at the discretion of the administrator. Although not necessarily indicative of future grants under the Equity Plan, approximately 86 of our employees, officers and non-employee directors have been granted awards under the Equity Plan through December 31, 2012. We have not to date granted any award to consultants under the Equity Plan.

To assure the viability of awards granted to participants employed or residing in foreign countries, the administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the administrator may approve such supplements or amendments to, or subplans of, the Equity Plan as it determines is necessary or appropriate for such purposes. Any such supplement, or amendment or subplan that the administrator approves for purposes of using the Equity Plan in a foreign country will not affect the terms of the Equity Plan for any other country.

Available Shares. A maximum of 3,500,000 shares of our Common Stock are available for issuance under the Equity Plan. This pool of shares may be used for all types of equity awards available under the Equity Plan, except that no more than 600,000 shares may be issued in the form of full-value awards, as described in more detail below. The shares of Common Stock covered by the Equity Plan are authorized but unissued shares or shares currently held (or subsequently acquired) by the Company as treasury shares.

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Shares of Common Stock that are issued under the Equity Plan or that are potentially issuable pursuant to outstanding awards will reduce the maximum number of shares remaining for issuance under the Equity Plan by one share for each share issued or issuable pursuant to an Award.

In general, if an award granted under the Equity Plan expires, is canceled or terminates without the issuance of shares, or if shares are forfeited under an award, then such shares will again be available for issuance under the Equity Plan.

Types of Awards

Awards under the Equity Plan may include stock options, SARs, restricted stock and restricted stock units. The administrator may grant any type of award to any participant who is an employee, and only our and our subsidiaries’ employees may receive grants of incentive stock options.

Stock Options. The administrator may grant to a participant options to purchase our Common Stock that qualify as incentive stock options for purposes of Section 422 of the Code (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the number of shares, exercise price, vesting periods, and other conditions on exercise, will be determined by the administrator.

The per share exercise price for stock options will be determined by the administrator in its discretion, but may not be less than the fair market value of the Common Stock on the date when the stock option is granted. Stock options must be exercised within a period fixed by the administrator that may not exceed ten years from the date of grant.

At the administrator’s discretion, payment for shares of Common Stock on the exercise of stock options may be made in cash, in shares of Common Stock held by the participant (including by attestation), by withholding a number of shares otherwise deliverable upon exercise of the option, or in any manner acceptable to the administrator (including one or more forms of broker-assisted “cashless” exercise).

Stock Appreciation Rights. The administrator may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of Common Stock on the exercise date over the SAR exercise price, times (ii) the number of shares of Common Stock with respect to which the SAR is exercised. The payment upon exercise of a SAR may be made in cash, shares of Common Stock, or any combination thereof, as approved by the administrator in its sole discretion.

The per share exercise price of an SAR will be determined by the administrator in its discretion, but may not be less than 100% of the fair market value of one share of our Common Stock on the date when the SAR is granted. SARs must be exercised within the period fixed by the administrator that may not exceed ten years from the date of grant.

Restricted Stock and Restricted Stock Units. The administrator may award to a participant shares of Common Stock subject to specified restrictions (“restricted stock”). Shares of restricted stock are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified vesting period and/or attainment of specified Company performance objectives over a specified performance period.

The administrator may also award to a participant restricted stock units (“RSUs”), each representing the right to receive in the future, in cash and/or shares of our Common Stock as determined by the administrator, the fair market value of a share of Common Stock subject to the achievement of one or more goals relating to the completion of a specified period of service by the participant and/or the achievement of specified performance or other objectives.

Performance Awards. Any option, SAR, or award of restricted stock or RSUs may be granted with performance-based vesting conditions. With certain exceptions, any such awards that are subject to vesting upon the achievement of performance targets shall not vest in full in less than one year from date of grant.

Dividend and Dividend Equivalents. The administrator may provide for the payment of dividends on restricted stock awards or dividend equivalents with respect to RSUs under the Equity Plan. Dividend equivalents are not permitted in connection with stock options and SARs. Dividends, distributions and comparable dividend equivalents paid with respect to unvested awards whose vesting is subject to performance conditions will be subject to the same restrictions as the underlying restricted shares or RSUs. Regular cash dividends or comparable dividend equivalents paid with respect to unvested awards whose vesting is based solely on the satisfaction of service-based vesting conditions will not be subject to the same restrictions as the underlying shares or RSUs unless the administrator determines otherwise.

Performance-Based Compensation under Section 162(m)

For restricted stock or RSU awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the performance targets will be established by the Committee based on shareholder-approved “performance goals” (which are described in Proposal 5 on page 20). If the shareholders do not

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Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

approve Proposal 5, no awards made after May 30, 2013 under the Equity Plan will qualify as “performance-based compensation” for purposes of Section 162(m) of the Code and, therefore, may not be fully tax deductible by the Company.

Award Limits

As further described in Proposal 5, in order to qualify as “performance-based compensation” under Section 162(m) of the Code, we are required to establish limits on the number of awards that we may grant to a particular participant. The award limits in the Equity Plan were established in order to provide us with maximum flexibility, and are not necessarily indicative of the size of awards that we expect to make to any particular participant. Under the Equity Plan, no participant may be granted in any 12-month period more than 200,000 options or SARs or 100,000 restricted shares or RSUs, and no non-employee director may be granted more than 10,000 awards of any type in any 12-month period. Each of these limitations is subject to adjustment as described below.

Transferability

Awards generally are not transferable other than by will or the laws of descent and distribution, unless the administrator allows a participant to designate in writing a beneficiary to exercise the award or receive payment under an award after the participant’s death. However, participants may make limited transfers in connection with qualified domestic relations orders or certain gifts to immediate family members or related trusts or foundations. Transfers of awards for value are not permitted.

Adjustments

The number and kind of shares authorized for grant under the Equity Plan, the award limits, the number and kind of shares covered by each outstanding award, and the per share exercise price of each such option or SAR, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, spin-off, stock dividend, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, other than a conversion of convertible securities. The Board shall make such adjustments as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction, and its determination in that respect shall be final, binding and conclusive.

Change in Control of the Company

If a change in control of our Company occurs that involves a corporate transaction, the consequences will be as described in this paragraph unless the administrator provides otherwise in an applicable employment, retention, change in control, severance, award or similar agreement.

The successor or purchaser in the change in control transaction may assume an award or provide a substitute award with similar terms and conditions, and preserving the same benefits, as the award it is replacing. If the awards are not so assumed or replaced, then, as of the date of the change in control, (i) each outstanding stock option or SAR will become fully vested and exercisable; (ii) all service-based restrictions and conditions on any outstanding awards will lapse; and (iii) the payout level under all performance-based awards will be deemed to have been earned as of the date of the change in control based upon an assumed achievement of all relevant performance goals at the “target” level.

If an award is assumed or substituted by the successor or purchaser in the change in control, and if, within two years after the effective date of the change in control, a participant’s employment is terminated without cause, then as of the date of employment termination (i) all of that participant’s outstanding options and SARs will become fully vested and exercisable, (ii) all service-based vesting restrictions on his or her outstanding awards will lapse, and (iii) the payout level under all of that participant’s performance-based awards will be deemed to have been earned as of the date of employment termination based upon an assumed achievement of all relevant performance goals at the “target” level.

For purposes of the Equity Plan, a change in control generally occurs if (i) a person or group acquires 50% or more of the Company’s outstanding voting power, (ii) a sale of all or substantially all of the Company’s assets occurs, or (iii) a corporate merger or consolidation of the Company is consummated (unless our voting securities immediately prior to the transaction continue to represent over 50% of the voting power of the surviving entity immediately after the transaction).

Amendment and Termination

The Board may at any time amend, suspend or terminate the Equity Plan, but no such action may be taken that adversely affects in any material way any award previously granted under the Equity Plan without the consent of the participant, except for amendments necessary to comply with applicable laws or stock exchange rules. In addition, no material amendment of the Equity Plan may be made without shareholder approval if shareholder approval is required by law, regulation or stock exchange rules, and no “underwater” option or SAR may be repriced in any manner (except for anti-dilution adjustments) without prior shareholder approval (see “Administration” above). In no event may any awards be made under the Equity Plan after May 30, 2018.

Federal Income Tax Consequences

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Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

The following is a summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the Equity Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside. Plan participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any underlying securities.

Incentive Stock Options. A participant who is granted an incentive stock option, or ISO, will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the ISO. If the participant disposes of the shares purchased pursuant to the ISO more than two years after the date of grant and more than one year after the issuance of the shares to the participant (the required statutory “holding period”), (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) we will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, and (ii) the gain on the sale. Also in that case, we will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss. The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the option holder’s income for alternative minimum tax purposes.

Nonqualified Stock Options. A participant who is granted a nonqualified stock option under the Equity Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount paid for the shares and the amount previously recognized by the participant as ordinary income.

Stock Appreciation Rights. A participant who is granted SARs will normally not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, the participant will recognize ordinary income equal to the amount received (the difference between the fair market value of one share of our Common Stock on the date of exercise and the exercise price per share of the SAR, multiplied by the number of shares as to which the SAR is being exercised).

Restricted Stock. A participant will not be taxed at the date of grant of an award of restricted stock, but will be taxed at ordinary income rates on the fair market value of any shares of restricted stock as of the date that the restrictions lapse and the shares vest, unless the participant elects under Section 83(b) of the Code to include in income the fair market value of the restricted stock as of the date of such grant. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the grant of the restricted shares, if the participant has made an election under Section 83(b) of the Code). To the extent unrestricted dividends are paid during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the company unless the participant has made a Section 83(b) election, in which case the dividends will thereafter be taxable to the participant as dividends and will not be deductible by the Company.

Restricted Stock Units. A participant will normally not recognize taxable income upon an award of RSUs, but will generally recognize ordinary income at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable.

Performance Awards. Any option, SAR, award of restricted stock or award of restricted stock units may be granted with performance vesting conditions. The federal income tax effects of such a performance award would be generally the same as described above for that type of award.

Company Tax Deduction. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or affiliate for which the participant performs services will generally be entitled to a corresponding federal income tax deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Code Section 280G, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Code Section 162(m).

Deferred Compensation Limitations. If an award is subject to Section 409A of the Code, and if the requirements of Section 409A are not met, the taxable

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Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, stock options and SARs granted under the Equity Plan are designed to be exempt from the application of Code Section 409A. RSUs, whether or not performance-based, granted under the Equity Plan would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption. If not exempt, such awards must be specially designed to meet the requirements of Code Section 409A in order to avoid early taxation and penalties.

Performance-Based Compensation under Section 162(m). Section 162(m) generally allows the Company to obtain tax deductions without limit for performance-based compensation. The Company intends that stock options and SARs, and, subject to shareholder approval of the material terms of the performance goals described under Proposal 5, “Approval of the Material Terms of Performance Goals under the Equity Incentive Plan,” other performance-based awards granted under the Equity Plan will continue to qualify as performance-based compensation not subject to Section 162(m)’s $1 million deductibility cap. A number of requirements must be met for particular compensation to so qualify, however, so there can be no assurance that such compensation under the Equity Plan will be fully deductible under all circumstances. In addition, other awards under the Equity Plan may not qualify as performance-based compensation under Section 162(m), and therefore compensation paid to executive officers in connection with such awards may not be fully deductible.

Other Considerations. Awards that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to excess parachute payments within the meaning of Code Section 280G to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by us and are subject to an excise tax of 20% payable by the participant.

Benefits to Directors, Named Executive Officers and Others

Awards under the Equity Plan are at the discretion of the administrator. Accordingly, future awards under the Equity Plan are not determinable.

As of March 18, 2013, the Record Date for the Annual Meeting, approximately 27,317,363 shares had been issued under the Equity Plan or remained subject to outstanding awards under the Equity Plan. The following table shows the number of shares issued, or subject to outstanding awards, under the Equity Plan to the Named Executive Officers and the other individuals and groups indicated. The closing price of our Common Stock on March 18, 2013, was $19.23 per share.

	Service-Based Full Value Awards (1)	Performance-Based Full Value Awards (2)	Stock Options
Name and Position	Number of Shares (#)	Number of Shares (#)	Number of Shares (#)
Steven J. Borick Chairman, CEO and President	0	0	560,000
Kerry A. Shiba EVP and CFO	9,000	0	49,000
Michael J. O’Rourke EVP-Sales, Marketing and Operations	9,500	0	64,000
Parveen Kakar SVP-Corporate Engineering and Product Development	8,000	0	38,000
Robert A. Earnest VP-General Counsel and Corporate Secretary	8,000	0	35,000
All Executive Officers as a Group	34,500	0	746,000

All Employees as a Group (Including all Officers who are not Executive Officers)	40,550	0	520,800
All Non-Employee Directors as a Group	20,000	0	60,000

(1) Service-based full value awards include restricted stock and RSUs.

(2) Performance-based full value awards include performance-based restricted stock and RSUs. Unvested performance-based awards are shown at target.

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Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

Vote Required and Board Recommendation

The affirmative vote of a majority of shares of Common Stock represented and voting at the Annual Meeting at which a quorum is present, together with the affirmative vote of at least a majority of the required quorum, shall be required to approve this proposal. Shares of Common Stock that are voted “FOR,” “AGAINST” or “ABSTAIN” on the proposal are treated as being present at the Annual Meeting for purposes of establishing the quorum, but only shares of Common Stock voted “FOR” or “AGAINST” are treated as shares of Common Stock “represented and voting” at the Annual Meeting with respect to the proposal. Accordingly, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, abstentions and broker non-votes will not be counted for purposes of determining the number of shares “represented and voting” with respect to the proposal.

THE SUPERIOR BOARD OF DIRECTORS
UNANIMOUSLY RECOMMENDS

THAT YOU VOTE FOR PROPOSAL 4.

PROPOSAL 5

APPROVAL OF THE MATERIAL TERMS OF PERFORMANCE GOALS UNDER THE EQUITY INCENTIVE PLAN

Overview

At the 2008 Annual Meeting, our shareholders approved the material terms of performance goals to be used by the Company for awarding certain compensation under the Equity Plan to senior officers from the date of that meeting until the date of the 2013 Annual Meeting. In this proposal, the Board is requesting that shareholders approve the material terms of the performance goals described herein, to enable the Company to continue to have a shareholder-approved arrangement under which certain compensation awarded to senior officers under the Equity Plan may qualify as performance-based compensation for purposes of Section 162(m) of the Code.

If this Proposal 5 is approved but Proposal 4 to amend and restate the Equity Plan is not approved, the existing Equity Plan, as amended only by the Housekeeping Amendments (plus the performance goals approved in this Proposal 5), will continue until May 30, 2018, after which no further awards may be made under the Equity Plan. If this Proposal 5 is not approved, performance awards may still be granted under the Equity Plan until May 30, 2018, but certain awards to executive officers made after May 17, 2013 will not be eligible for the performance-based compensation exemption from Code Section 162(m).

Code Section 162(m) imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s chief executive officer or any of the company’s three other most highly compensated executive officers (other than the chief financial officer) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Code Section 162(m) for “qualifying performance-based compensation” (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on criteria approved by shareholders). One of the requirements for compensation to qualify as performance-based under Code Section 162(m) is that the material terms of the performance goals for such compensation be disclosed to and approved by shareholders every five years. In accordance with Code Section 162(m), the material terms that the shareholders approve constitute the framework for the Compensation and Benefits Committee to establish programs and awards under which compensation provided by the Company may qualify as performance-based compensation for purposes of Code Section 162(m); however, there can be no guarantee that amounts payable under these programs and awards will be treated as qualified performance-based compensation under Section 162(m).

The performance goals pertain to the following forms of compensation that may be awarded to the senior officers of the Company during the next five years under the Equity Plan: (1) options or SARs, (ii) performance-based restricted stock or RSUs, whether payable in stock or cash; and (3) dividends or dividend equivalents earned on performance-based awards that are contingent on the achievement of performance goals relating to the underlying award to which such dividends or dividend equivalents relate.

Material Terms of the Performance Goals under the Equity Plan

For purposes of Code Section 162(m), the material terms of the performance goals for awards granted under the Equity Plan include: (1) the employees eligible to receive compensation; (2) the description of the business measures on which the performance goals may be based; and (3) the maximum amount, or the formula used to calculate the maximum amount, of compensation that can be paid to an employee under the arrangement. Each of these aspects is discussed below, and shareholder approval of this Proposal 5 constitutes approval of each of

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Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

these aspects for purposes of the Code Section 162(m) shareholder approval requirements.

Eligible Employees. The Compensation and Benefits Committee of the Board, as administrator of the Equity Plan, may grant awards to any employee, consultant or nonemployee director of the Company or its affiliates. The number of eligible participants in the Equity Plan varies from year to year; currently, there are approximately 1,701 persons employed by or otherwise in the service of the Company and its affiliates who would be eligible to receive awards under the Equity Plan at the discretion of the Committee. The group of employees whose compensation would be subject to the performance goals described in this Proposal 5 would include the Company’s senior officers, including the executive officers required to file reports under Section 16 of the Securities Exchange Act of 1934. Although Code Section 162(m) only limits deductibility for compensation paid to the chief executive officer or any of the company’s three other most highly compensated executive officers (other than the chief financial officer) who are employed as of the end of the year, we may apply the performance goals to all senior officers in the event that any of them becomes a covered employee under Code Section 162(m) during the time that they hold an award described in this proposal.

Business Measures in the Performance Goals. The Committee may use one or more of the following business measures as the basis of the performance goals for an award under the Equity Plan that is intended to meet the Section 162(m) performance-based compensation exemption:

•	net sales
•	gross sales
•	return on net assets
•	return on assets
•	return on equity
•	return on capital
•	return on revenues
•	asset turnover
•	economic value added
•	total stockholder return (“TSR”)
•	net income
•	pre-tax income
•	operating profit margin
•	net income margin
•	sales margin
•	market share
•	inventory turnover
•	days sales outstanding
•	sales growth
•	capacity utilization
•	increase in customer base
•	cash flow
•	book value
•	earnings per share
•	stock price earnings ratio
•	earnings before interest, taxes, depreciation and amortization expenses (“EBITDA”)
•	earnings before interest and taxes (“EBIT”)
•	EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue.

The Committee may select one performance measure or multiple performance measures for determining performance, and the performance goals based on such measures may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate. The Committee will define in an objective fashion the manner of calculating the performance goals based on the performance measures it selects to use in any performance period, and will establish such performance goals within the time period prescribed by, and will otherwise comply with the requirements of, Code Section 162(m). In determining the actual amount to be paid with respect to a Section 162(m) award for a performance period, the Committee may reduce (but not increase) the amount that would otherwise be payable as a result of satisfying the applicable performance goals.

Per-Person Maximum Amounts. The maximum amounts that may be awarded or paid to any individual participant under the Equity Plan during any 12-month period are as follows:

•	no more than 200,000 stock options or SARs;
•	no more than 100,000 shares of restricted stock or RSUs.

The Committee has established business measures and maximum amounts it considers appropriate in light of foreseeable contingencies and future business conditions. However, even if approved by shareholders, this proposal would not limit the Company’s right to pay compensation that does not qualify as performance-based compensation for purposes of Code Section 162(m) in whole or in part. To maintain flexibility in compensating our executives, the Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the Section 162(m) deduction limit when the Committee believes that such payments are appropriate.

For a description of the material terms of the Equity Plan, see Proposal 4, “Approval of the Amended and Restated 2008 Equity Incentive Plan.” For a description of equity awards made to our named executive officers in 2012, see “Compensation Discussion and Analysis” beginning on page 23.

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Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

Vote Required and Board Recommendation

The affirmative vote of a majority of shares of Common Stock represented and voting at the Annual Meeting at which a quorum is present, together with the affirmative vote of at least a majority of the required quorum, shall be required to approve this proposal. Shares of Common Stock that are voted “FOR,” “AGAINST” or “ABSTAIN” on the proposal are treated as being present at the Annual Meeting for purposes of establishing the quorum, but only shares of Common Stock voted “FOR” or “AGAINST” are treated as shares of Common Stock “represented and voting” at the Annual Meeting with respect to the proposal. Accordingly, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, abstentions and broker non-votes will not be counted for purposes of determining the number of shares “represented and voting” with respect to the proposal.

THE SUPERIOR BOARD OF DIRECTORS

UNANIMOUSLY RECOMMENDS

THAT YOU VOTE FOR PROPOSAL 5.

PROPOSAL 6

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company’s shareholders are provided with an opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s Named Executive Officers (as defined below in “Compensation Discussions and Analysis”). As in 2011, shareholders accounting for over 97% of the shares of Common Stock of the Company that voted at the 2012 Annual Meeting voted to approve the compensation of the Company’s Named Executive Officers. This year, the Company again seeks your advisory vote and asks that you support the compensation of the Named Executive Officers as disclosed in this proxy statement.

As described in detail under “Compensation Discussion and Analysis”, our compensation programs are designed to motivate our executives to create a successful company. We believe that our compensation program, with its balance of short-term and long-term incentives (including equity awards that vest over three to four years), reward sustained performance that is aligned with long-term shareholder interests.

This proposal, known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of its Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers described in this proxy statement.

Accordingly, the Board invites you to review carefully the “Compensation Discussion and Analysis” beginning on page 23 and the tabular and other disclosures on compensation under “Executive Compensation” beginning on page 31, and cast a vote to approve the Company’s executive compensation programs through the following resolution:

“Resolved, that shareholders approve the compensation of the Company’s Named Executive Officers, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative executive compensation disclosure contained in this proxy statement.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation and Benefits Committee or the Board of Directors. However, the Board and the Compensation and Benefits Committee value the opinions of our shareholders and will take into account the outcome of the vote when considering future executive compensation decisions.

Vote Required and Board Recommendation

Approval on an advisory basis of this proposal requires the affirmative vote of a majority of shares of Common Stock represented and voting at the Annual Meeting at which a quorum is present, together with the affirmative vote of at least a majority of the required quorum. Shares of Common Stock that are voted “FOR,” “AGAINST” or “ABSTAIN” on the proposal are treated as being present at the Annual Meeting for purposes of establishing the quorum, but only shares of Common Stock voted “FOR” or “AGAINST” are treated as shares of Common Stock “represented and voting” at the Annual Meeting with respect to the proposal. Accordingly, abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, abstentions and broker non-votes will not be counted for purposes of determining the number of shares “represented and voting” with respect to the proposal.

THE SUPERIOR BOARD OF DIRECTORS
UNANIMOUSLY RECOMMENDS

THAT YOU VOTE FOR PROPOSAL 6.

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Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this “Compensation Discussion and Analysis” (this “CD&A”), we provide an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our top executive officers, and the material factors that we considered in making those decisions. Following this CD&A, under the heading “Executive Compensation” on page 31 you will find a series of tables and narrative disclosure containing specific data about the compensation earned in 2012 by the following individuals, whom we refer to as our Named Executive Officers:

•	Steven J. Borick – Chairman, Chief Executive Officer and President;
•	Kerry A. Shiba – Executive Vice President and Chief Financial Officer;
•	Michael J. O’Rourke – Executive Vice President – Sales, Marketing and Operations;
•	Parveen Kakar – Senior Vice President, Corporate Engineering and Product Development; and
•	Robert A. Earnest – Vice President, General Counsel and Corporate Secretary.

Executive Summary

Our Business. Superior Industries International, Inc. is headquartered in Van Nuys, California. Our principal business is design and manufacture of aluminum road wheels for sale to original equipment manufacturers (“OEM”). We are one of the largest suppliers of cast and forged aluminum wheels to the world’s leading automobile and light truck manufacturers, with wheel manufacturing operations in the United States and Mexico. The Company was founded by Louis L. Borick, who is succeeded by his son, Mr. Steven J. Borick, as the Chairman, Chief Executive Officer and President of the Company.

Our Business Strategy and Evolution of the OEM Industry. Beginning with the third quarter of 2008, the automotive industry was negatively impacted by the continued dramatic shift away from full-size trucks and SUVs caused by continuing high fuel prices, rapidly rising commodity prices and the tightening of consumer credit due to the then deteriorating financial markets. Our OEM customers announced unprecedented restructuring actions, culminating in the bankruptcy reorganizations of Chrysler and GM in 2009.

We took steps to manage our costs and rationalize our production capacity after this downturn in our industry, including closures of manufacturing facilities in Kansas, and California, along with significant workforce reductions in our other North American plants. We continue to strive to increase our operating margins from current operating levels by aligning our plant capacity with industry demand and aggressively implementing cost-saving strategies to enable us to meet customer-pricing expectations.

These cost-saving measures, as well as the turn-around experienced in the North American automobile industry in 2010 and 2011, were significant to our operating and financial results for 2011. However, aluminum pricing, product mix and operating issues occurring during sustained high-volume production in 2012, as compared to 2011, resulted in increased production, but flat sales and declining profitability, as demonstrated by the following:

•	Wheel unit shipments increased by 800,000 units to 12.5 million in 2012;
•	Total revenues declined slightly by $700,000 over 2011;
•	Gross profit decreased by $6.5 million to $60.6 million from a gross profit of $67.1 million in 2011;
•	Similarly, net income and earnings per share decreased to $30.9 million and $1.13 per diluted share from net income of $67.2 million and income per share of $2.46 in 2011, although this included a $25.2 million tax benefit in 2011 resulting primarily from released valuation allowances for U.S. and Mexico deferred tax assets; and
•	Our closing stock price increased from $16.54 on December 30, 2011 to $20.40 on December 31, 2012.

Reflective of our compensation philosophy of pay for performance, overall compensation of our Named Executive Officers in 2012 correlated (both positively and negatively) with our financial performance for the year, illustrating a close alignment of the financial interests of management and our other shareholders. For example:

•	For 2012, base salaries remained relatively flat.
•	The major driver of increased overall compensation for the Named Executive Officers in 2012 was the above-target payout under our annual bonus plan, resulting from our strong earnings performance. Our Named Executive Officers other than the CEO also received one-time special merit bonuses related to corporate development projects undertaken during the year.
•	The value of equity awards granted to our Named Executive Officers in 2012 and in prior years increased due to the increase in our stock price, although for unvested awards that increase in value may never be actually realized.
•	The award value of new equity awards granted in 2012 was lower than in 2011, based on the decrease in our gross profit and net income in 2012.

Continuous Improvement in Compensation Practices. Our Compensation and Benefits Committee (referred to in this CD&A and the related compensation tables as the

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Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

“Committee”) is mindful of evolving practices in executive compensation and corporate governance. The following are some of our recently-implemented and long-standing compensation practices that we believe contribute to good governance. For example:

•	We do not provide tax gross-up protection for change in control excise taxes or for any other compensation to our Named Executive Officers.
•	None of our Named Executive Officers, other than our CEO, has an employment agreement.
•	The change in control definition contained in our 2008 Equity Incentive Plan, our Executive Change in Control Severance Plan and our CEO Employment Agreement is not a “liberal” definition that would be activated on mere shareholder approval of a transaction.
•	Our 2008 Equity Incentive Plan expressly prohibits repricing of options or stock appreciation rights (directly or indirectly) without prior shareholder approval.
•	Our annual incentive plans, including the shareholder-approved CEO Annual Incentive Performance Plan, are performance-based and have appropriate caps on bonus payouts. We have no history or intention of changing performance metrics mid-year.
•	None of our directors or executive officers engages in hedging activities involving Company stock. Moreover, our insider trading policy expressly prohibits any employee or director from engaging in hedging activities involving Company stock, such as collars, forward sales, equity swaps or other similar arrangements.

Brief Summary of Our Compensation Program for 2012. The following provides a brief overview of our fiscal 2012 compensation program as detailed later in this CD&A:

•	The main objectives of our compensation program continue to be paying for performance, aligning our Named Executive Officers' interests with those of our shareholders, and attracting and retaining qualified executives who can help us achieve and expand our business objectives.
•	The Committee engaged a compensation consultant in Fall of 2011 to provide in 2012 expertise on program design and implementation. As a result of that consultation, the annual cash bonus opportunity was increased to preserve the market competitiveness of this bonus program. Our CEO also provides input on compensation programs and policies and makes recommendations to the Committee with regard to compensation for our Named Executive Officers other than himself.
•	The total direct compensation awarded to our Named Executive Officers for 2012 consisted of base salary, annual cash incentive bonuses, extraordinary bonuses, stock options and restricted stock awards.
•	We encourage alignment of our Named Executive Officers' interests with those of our shareholders through the award of long-term equity grants. In fiscal 2012, our CEO received an equity grant consisting 100% of stock options that vest over four years. Our other Named Executive Officers received equity grants consisting of stock options (ranging from 55.6% to 57.1% of the equity grant) and restricted stock (ranging from 42.9% to 44.4% of the equity grant) which, in each case, vest ratably over a three-year period.
•	Our CEO has an employment agreement that provides him a right to a severance payment of one year’s base salary upon his termination without cause (or three years’ base salary for involuntary termination within one year following a change in control of the Company). We do not provide a gross-up for taxes.
•	Our Executive Change in Control Severance Plan helps ensure retention of our Named Executive Officers in the event of a change in control of the Company, and entitles them to a severance payment of two year’s base salary, plus annual target bonus, for involuntary termination within two years after a change in control of the Company.
•	Following a compensation risk assessment, described on page 30, the Committee determined that the Company’s compensation plans, programs and policies do not encourage employees to take risks that are reasonably likely to have a material adverse effect on the Company.

Consideration of 2012 Say-on-Pay Vote

In establishing and recommending 2014 compensation for our Named Executive Officers, the Committee considered the results of the say-on-pay vote at the 2012 annual meeting of shareholders. At that meeting, approximately 97% of the votes cast approved the compensation of the Company’s Named Executive Officers for 2011.

Based on the results of the 2012 say-on-pay vote, the Committee concluded that the compensation paid to the Named Executive Officers and the Company’s overall pay practices received strong shareholder support and currently do not require substantial revision to address shareholder concerns.

The Committee recognizes that executive pay practices continue to evolve.  Consequently, the Committee intends to continue paying close attention to the advice and counsel of its independent compensation advisors and invites our shareholders to communicate any concerns or opinions on executive pay directly to the Committee or the Board.  Please see the caption “Communications with Directors” under “Corporate Governance and the Board of Directors” above for information about communicating with the Board or the Committee.

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Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

At the annual meeting of shareholders on May 20, 2011, our shareholders expressed a preference that advisory votes on executive compensation occur every year.  In accordance with the results of this vote, the Board determined to implement an advisory vote on executive compensation every year until the next vote on the frequency of shareholder votes on executive compensation, which must occur no later than our 2017 annual meeting.

Compensation Philosophy and Objectives

Our executive compensation programs are designed to recruit, retain and motivate experienced and qualified executive talent. They are designed to reward the achievement of annual and long-term strategic goals, with the ultimate objective of creating shareholder value. This results in a significant portion of the compensation paid to the Named Executive Officers being tied to our financial performance and the future value of our common stock. However, we also recognize that we must have the ability to compete successfully for exceptional executives. Therefore, in addition to being strategically focused, it is essential to provide compensation that is competitive when compared to similar positions at comparable companies.

In designing and administering the compensation programs of the Named Executive Officers, the Committee attempts to strike a balance among the above elements, which are discussed in more detail below. The Committee considers the pay practices of comparable companies to determine the appropriate pay mix and compensation levels, as well as our own specific short and long-term strategic objectives. The following section describes the various methods the Committee uses in its design, administration and oversight of the compensation programs for the Named Executive Officers.

Methodology for Establishing Compensation

The Committee has direct responsibility for making recommendations to the Board regarding the approval, amendment or termination of our executive compensation plans and programs. However, the Committee establishes the annual compensation of our Chairman and CEO. It also reviews the compensation for our other executive officers and makes recommendations to the Board of Directors. The Committee has the authority to retain the services of outside advisors and experts.

Consistent with its charter, the Committee is composed of three directors. Each member of the Committee is independent, as determined by our Board of Directors and based on the New York Stock Exchange listing standards. Their independence from management allows the Committee members to apply independent judgment when designing and overseeing our compensation program and in making pay decisions.

Compensation Consultants

The Committee from time to time engages independent compensation consultants to provide advice and ongoing recommendations regarding executive compensation programs and principles that are consistent with our business goals and pay philosophy. The Committee has the final authority to hire and terminate the consultant, as well as the responsibility to consider the independence of the consultant before hiring the consultant. The Committee has assessed the independence of Farient Advisors LLC (“Farient”), the current independent compensation consultant to the Committee, and concluded that Farient’s work for the Committee does not raise any conflict of interest under applicable SEC rules.

Setting Executive Compensation

The Committee is responsible for establishing the annual compensation of our CEO. For the remaining Named Executive Officers and other executives, the CEO recommends compensation levels and specific components of compensation. The Committee reviews these recommendations and adjusts them as it deems appropriate before approving or recommending any changes to either the CEO or Board of Directors.

The Committee typically reviews broad-based third-party compensation surveys covering a wide array of public companies, some larger and some smaller than we are, to obtain a general understanding of current compensation practices. These compensation surveys provided valuable data for subjective review and confirmation of the equanimity of the salaries paid to the Named Executive Officers. The data also gives the Committee information concerning market pay practices regarding the pay mix among base salary, annual bonus and long-term incentives.

For 2012, the Committee retained the consulting firm of Farient Advisors LLC to assist the Committee in evaluating the competitiveness of the Company’s executive compensation program. Farient based its competitive pay assessment on survey data from the 2011 Mercer Executive Survey using two revenue cuts to approximate a company with $650 million in revenue. In addition, for the CEO and CFO position, Farient utilized proxy data from a peer group consisting of the following eleven automotive part and equipment manufacturers with median revenues of approximately $575 million:

•	Amerigon Inc.
•	Dorman Products Inc.
•	Drew Industries Inc.
•	Fuel Systems Solutions Inc.
•	Gentex Corp.
•	Modine Manufacturing Comp.
•	Shiloh Industries Inc.
•	Spartan Motors Inc.
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Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)
•	Standard Motor Products Inc.
•	Stoneridge Inc.
•	Strattec Security Corp.

This analysis was given equal weighting with the Mercer Survey. For all Named Executive Officers, Farient adjusted the results for differences in scope of positions. The Committee uses the market information obtained from time to time from independent compensation consultants or third-party data sources to test the reasonableness of the compensation decisions we make, but does not target any element of our executive compensation package at a particular level or quartile within a particular peer group.

The Committee is focused on adding structure and performance orientation into the Company’s annual and long-term incentive programs. For example, the 2011 and 2012 annual incentive plan used EBITDA as a financial performance measure to focus management on operational efficiencies that will result in improved financial results. EBITDA is a measure of core operating performance, without considering matters such as interest income or expense, taxes, or depreciation and amortization, which generally do not impact operational efficiencies. For 2013, the Committee will consider adding a performance orientation to the Company’s equity incentive programs by linking opportunity to specific long-term financial objectives consistent with value creation and the Company’s business strategy.

Management of Compensation-Related Risk

The Committee has designed our compensation programs to avoid excessive risk-taking. The following are some of the features that are designed to help us appropriately manage compensation-related business risk:

•	Diversification of incentive-related risk by employing a variety of performance measures, including financial and individual performance;
•	Fixed maximum award levels for performance-based awards; and
•	An assortment of vehicles for delivering compensation, including cash and equity based incentives with different time horizons, to focus our executives on specific objectives that help us achieve our business plan and create an alignment with long-term shareholder interests.

2012 Executive Compensation Components

For the fiscal year 2012, the principal components of compensation for our Named Executive Officers were:

•	Base salary;
•	Performance-based annual incentive compensation;
•	One-time special merit bonuses;
•	Long-term equity incentive compensation;
•	Retirement and similar benefits; and
•	Other benefits.

The Committee does not use a specific formula for allocating compensation among the various components. Instead, the Committee considers market pay practices and whether the total compensation package is fair, reasonable and in accordance with the interests of our shareholders. However, in 2012, the Committee adopted increased targets for the performance-based annual incentive plan such that this plan would represent approximately 20% of total direct compensation.

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Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

Base Salary

Base salary provides a fixed element of compensation that competitively rewards the executive’s skills, experience and contributions to the Company. The base salary of our CEO was established in his employment agreement effective January 1, 2005, at a minimum of $750,000. Effective January 1, 2008, the Committee increased Mr. Steven Borick’s annual base salary to $850,000. Mr. Steven Borick’s annual base salary remained at this level for 2012.

For Named Executive Officers other than the CEO, base salary adjustments are based on recommendations of the CEO to the Committee, taking into account the executive’s performance. In setting 2012 salaries, the CEO and the Committee reviewed the analysis and findings of the compensation consultant.

Base salaries for Named Executive Officers other than the CEO are generally adjusted when deemed necessary to meet market competition or when appropriate to recognize increased responsibilities. The last such adjustment for any of the Named Executive Officers was March 5, 2012. Mr. Shiba received a 2% increase and Mr. Kakar received a 2.5% increase, in each case representing a market adjustment and recognition of increased responsibilities and performance.

Performance-Based Annual Incentive Compensation and Bonuses

The 2012 short-term incentive programs replicated the 2011 design, which provided a correlation to Company performance by using EBITDA as a payout metric, coupled with an individual performance component. Mr. Steven Borick, our President and CEO, earned a $591,023 bonus in 2012 CEO Annual Incentive Performance Plan (the “2012 CEO Bonus Plan”). Under the 2012 CEO Bonus Plan, Mr. Borick was eligible to receive a cash bonus ranging from 56% to 84% of his base salary depending on the Company’s level of achievement of EBITDA goals, set forth below, which were set by the Committee and approved by our Board of Directors. The 2012 CEO Bonus Plan contained fixed and discretionary components. A fixed amount, expressed as a percentage of base salary, was payable based on the level of EBITDA attained, but could be adjusted downward by 30% at the discretion of the Committee. The Committee did not elect to make a downward adjustment in 2012.

The following table illustrates the minimum and maximum payout opportunities and amount paid under the 2012 CEO Bonus Plan:

EBITDA Goal ($)	% of EBITDA Target	Minimum Fixed % of CEO Salary Payable	Maximum Fixed % of CEO Salary Payable	Actual Fixed % of CEO Salary Earned	Total Amount Paid
< 48,000,000	< 80%	-	-
48,000,000	80%	39.2%	56%
59,599,000*	99.3%	48.7%	69.5%	69.5%	$591,023
60,000,000	100%	49.0%	70%
100,000,000	120%	58.8%	84%
> 100,000,000	>120%	58.8%	84%

* Actual 2012 EBITDA achieved.

In March 2011, the Company instituted a new Annual Incentive Performance Plan to provide annual cash incentives to our Named Executive Officers and other high ranking executives, other than the CEO. Under the Annual Incentive Performance Plan for 2012, each Named Executive Officer was eligible to receive a cash bonus ranging from 35% to 50% or more of his base salary depending on the Company’s earnings results as compared to the EBITDA target. The Annual Incentive Performance Plan contained fixed and discretionary components. A fixed amount, expressed as a percentage of base salary, was payable based on the level of EBITDA attained. Depending on achievement against pre-specified individual performance goals, the plan administrator could exercise discretion to increase or decrease the fixed portion of the bonus earned by up to 20%.

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Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

The following table illustrates the payout opportunities and amounts paid under the fixed and discretionary component of the Annual Incentive Performance Plan for 2012:

EBITDA Goal ($)	% of EBITDA Target	Fixed % of Salary Payable	Maximum Discretionary % of Salary Payable	Fixed % of Salary Earned
< 48,000,000	< 80%	-	-
48,000,000	80%	28% - 40%	6% - 8%
59,599,000*	99.3%	35% - 50%	7% - 10%	35% - 50%
60,000,000	100%	35% - 50%	7% - 10%
100,000,000	120%	42% - 60%	8% - 12%
> 100,000,000	> 120%	42% - 60%	8% - 12%

* Actual 2012 EBITDA achieved.

The following table shows the total amounts paid to the Named Executive Officers under the Annual Incentive Performance Plan for 2012, after the discretionary adjustments:

Name	Total Amount Paid	Amount Paid as % of Salary
K. Shiba	$177,307	49.9%
M. O’Rourke	$153,371	44.7%
P. Kakar	$78,914	34.9%
R. Earnest	$127,737	44.7%

The Committee selected EBITDA as the financial performance component of the Annual Incentive Performance Plan for 2012, because it is an objective measure of core operating performance, without considering matters such as interest income or expense, taxes, or depreciation and amortization, which generally do not impact operational efficiencies. The Committee believes that this type of program, which combines objectively measureable financial goals with adjustments for individual performance, reinforces a Company culture based on team contribution towards results and provides a clear line of sight for participants to understand individual rewards.

In addition to the bonus earned under the Annual Incentive Performance Plan in 2012, the Named Executive Officers other than the CEO received one-time special merit bonuses to recognize their extraordinary efforts during the year related to certain corporate development projects.

Long-Term Equity Incentive Compensation

Our 2008 Equity Incentive Plan is designed to achieve four important goals:

•	Attract and retain qualified personnel for positions of substantial responsibility,
•	Motivate high levels of performance,
•	Recognize employee contributions to our success, and
•	Align the interests of plan participants with those of our shareholders.

Pursuant to this plan, the Committee has the authority to grant stock options, SARs, restricted stock and restricted stock units, any of which may be earned based on continued service, performance objectives or a combination thereof. In 2010, for the first time, the Compensation Committee approved awards of restricted stock for Company officers, excluding the CEO. All ten officers received the same amount of restricted stock, totaling 4,000 shares each. Through 2012, the Committee has only granted service-based stock options and restricted stock awards under the 2008 Equity Incentive Plan. However, the Committee continues to consider other types of equity awards and re-evaluate whether such awards are consistent with our compensation philosophy and our shareholders’ interests.

The decision regarding the size of equity awards to each Named Executive Officer is discretionary and is based on a number of factors:

•	market pay practices,
•	recent performance,
•	recent and expected contributions,
•	the number and timing of previous awards and the exercise price of options, and
•	the total numbers of awards to be granted.

Individual equity awards are based on recommendations of the CEO (other than with respect to his own awards), with the input of Human Resources, and then reviewed, adjusted as necessary, and approved by the Committee. The Committee considers market pay practices in this determination but does not solely rely on such data to identify the appropriate equity award levels. In granting equity awards, the Committee also considers our

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financial performance without regard to any specified formula.

Awards of stock options and restricted stock granted in 2012 vest one-third per year commencing one year after the grant date, based on continued service; except that options granted to our CEO in 2012 vest one-quarter per year commencing one year after the grant date. Although the Committee retains the authority to grant awards using a different vesting schedule, such as performance-based vesting, the Committee selected time-based vesting for the 2012 awards because of its stronger effect on the retention of executives which is particularly important in the current business environment for the OEM industry.

In recent years, the Committee has added restricted stock to the annual equity grant mix because it continues to have value even if the stock price falls below the grant date value, giving it even stronger retention value than stock options, which enjoy higher upside leverage but have no current value if the stock price falls below the exercise price. Also, because full-value awards, such as restricted stock and restricted stock units, require fewer shares to deliver the same grant-date value as option or SARs, they are more efficient in terms of our overall run rate and dilution.

The Committee typically considers equity grants for its Named Executive Officers and other key employees annually. Since 2007, the annual grant of equity awards has been approved to occur one week after the release of earnings for the first quarter of the fiscal year, provided that all material information that might impact our stock price has been publicly disclosed. In 2012, our annual equity awards were approved and granted to Named Executive Officers on May 4, 2012. Pursuant to his employment agreement, Mr. Steven Borick was also entitled to an annual stock option grant of 120,000 shares per year, which was granted on March 12, 2012.

For new employees, the Committee may approve an equity grant on the employee’s date of hire or as soon thereafter as is practicable. The Committee is authorized to grant equity awards at other times, as it may deem desirable. Pursuant to the 2008 Equity Incentive Plan, the exercise price for stock options cannot be less than the closing stock price on the date of grant.

Retirement and Similar Benefits

Each of our Named Executive Officers other than Mr. Shiba is a participant in our Salary Continuation Plan, which provides a retirement benefit for participants who terminate employment after having reached specified vesting dates and after reaching the age of 65 (or in the event of death while in our employ prior to separation from service). Upon a qualifying termination, we will pay to the participant a benefit equal to 30% of his or her final average compensation over the preceding 36 months. For employee participants, final average compensation includes only base salary. The benefit is paid bi-weekly and continues for the longer of 10 years or until death, provided death occurs more than 10 years after the employee’s retirement date. The rights of Messrs. S. Borick, O’Rourke and Kakar have vested under the Salary Continuation Plan, while the rights of Mr. Earnest will vest in August 2016. The Salary Continuation Plan was closed to new participants in 2011 and, therefore, Mr. Shiba is not a participant.

All employees may participate in our tax-qualified Savings and Retirement Plan which is a 401(k) plan. For fiscal year 2012, we matched 100% of the first 1% of before-tax contributions made to the plan and 50% of such contributions over 1% and up to 6%. However, we did not match employee contributions in excess of the legal limit of $17,000 in 2012. All Company contributions are vested 100% after two years of service.

Other Benefits

We provide our Named Executive Officers with incidental benefits that the Committee believes are reasonable and consistent with the competitive market. The primary benefits are an automobile allowance and life insurance benefits. In addition, the Named Executive Officers may participate in our health and welfare benefit plans that are available to other executives and employees. Also, Mr. Steven Borick is permitted personal use of the Company aircraft, as specified in footnote 5 to Table 1 - Summary Compensation Table on page 31.

Change in Control Severance Plan

The Named Executive Officers participate in the Executive Change in Control Severance Plan. Pursuant to this plan, if the employment of a Named Executive Officer is terminated within two years following a change in control, he will receive two times the sum of his base salary and target annual bonus, paid in one lump sum within 60 days after termination. The executive would also receive a pro-rata target annual bonus for the year in which the change in control occurs. Payments under the Executive Change in Control Severance Plan shall not duplicate any severance payment payable under a different arrangement, if any.

The change of control benefits provided under the Executive Change in Control Severance Plan are intended to encourage executive officers to remain employed with the Company during an important time when prospects for continued employment are often uncertain and to provide some measure of financial security prior to and after a change of control. The amounts to be paid under the plan help ensure that the interests of our executives will be materially consistent with the interests of our shareholders when considering corporate transactions. The Committee considers these protections to be an import part of our Named Executive Officers’ compensation and consistent

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with competitive market practices.

Other Termination or Change in Control Benefits

Upon a change of control of the Company, participants will fully vest in the benefits provided under the Salary Continuation Plan. As indicated above, the rights of all of our Named Executive Officers who participate in that plan are already fully vested, other than Mr. Earnest, whose rights will vest in August 2016.

Our 2008 Equity Incentive Plan provides that all outstanding equity awards will become fully vested upon the occurrence of a change in control unless the award agreement provides otherwise or the award is assumed by the successor entity. If the awards are assumed by the successor entity, a “double-trigger” vesting applies, so that a participant’s awards vest if he or she incurs a qualifying termination within two years after the change of control.

Tax Deductibility of Executive Compensation

Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to our Named Executive Officers other than the CFO. However, compensation that qualifies for the performance-based compensation exemption from Section 162(m) is fully deductible by us, without regard to the limits of Section 162(m).

The CEO Annual Incentive Plan, and our 2008 Equity Incentive Plan (provided the shareholders approve Proposal 5 at the Annual Meeting), allow the Committee to grant incentive awards that may qualify for the performance-based compensation exemption from Section 162(m). However, to maintain flexibility in compensating our executives, the Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Committee believes that such payments are appropriate. Service-based restricted stock awards are not eligible for the performance-based compensation exemption. The deductibility of the compensation paid to the CEO and other Named Executive Officers in 2012 was not limited by Code Section 162(m).

Risk Assessment of Overall Compensation Program

The Committee has reviewed with management the design and operation of our incentive compensation arrangements for all managers and executive officers, including the performance objectives and target levels used in connection with incentive awards, for the purpose of assuring that these arrangements do not encourage inappropriate risk taking that could impose unnecessary or excessive risk to the value of our Company or the investments of our shareholders. In connection with such review, the Committee identified certain internal and external factors that comprise the Company’s primary business risks, and then reviewed the Company’s incentive compensation arrangements for the purpose of identifying any aspects of such programs that might encourage behaviors that could exacerbate the identified business risks.

In conducting this assessment, the Committee considered the performance objectives and target levels used in connection with these incentive awards and also the features of the Company’s compensation program that are designed to mitigate compensation-related risk, including those discussed above. Based on such assessment, the Committee concluded that the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

The Compensation and Benefits Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation and Benefits Committee recommended to the Board of Directors and the Board of Directors approved the inclusion of this Compensation Discussion and Analysis in this Proxy Statement and the incorporation of it by reference in the Company’s Annual Report on Form 10-K.

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Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

BY THE COMPENSATION AND BENEFITS COMMITTEE OF THE BOARD OF DIRECTORS

V. Bond Evans - Committee Chair
Sheldon I. Ausman
Michael J. Joyce
March 21, 2013	Timothy C. McQuay

executive compensation

Table 1 – Summary Compensation Table

Table 1 below summarizes the total compensation paid or earned by each of the Company’s Named Executive Officers for the fiscal years ended December 30, 2012, December 25, 2011, and December 26, 2010.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(i)
							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus (1)	Awards (2)	Awards (3)	Compensation	Earnings (4)	Compensation (5)	Total
Principal Position	Year	$	$	$	$	$	$	$	$
Steven J. Borick	2012	$850,000	$—	$—	$653,455	$591,023	$470,369	$107,552	$2,672,399
Chairman, Chief Executive	2011	$850,000	$—	$—	$625,645	$350,000	$417,399	$110,252	$2,353,296
Officer and President	2010	$850,000	$—	$—	$467,966	$850,000	$271,130	$273,689	$2,712,785
Kerry A. Shiba (6)	2012	$355,653	$70,000	$41,900	$55,862	$177,307	$—	$31,397	$732,119
Executive Vice President and	2011	$336,730	$—	$56,425	$75,115	$102,000	$—	$12,843	$583,113
Chief Financial Officer	2010	$71,250	$—	$70,840	$102,707	$26,701	$—	$—	$271,498
Michael J. O'Rourke	2012	$343,118	$50,000	$41,900	$55,862	$153,371	$219,477	$19,040	$882,768
Executive Vice President - Sales,	2011	$341,196	$—	$67,710	$87,635	$107,000	$181,728	$18,559	$803,828
Marketing and Operations	2010	$331,875	$—	$65,280	$62,006	$174,957	$102,427	$25,438	$761,983
Parveen Kakar	2012	$225,921	$40,000	$33,520	$41,897	$78,914	$130,148	$8,362	$558,762
Senior Vice President Corporate	2011	$220,209	$—	$45,140	$56,337	$52,500	$102,710	$8,543	$485,439
Engineering and Product Dev.	2010	$208,077	$—	$65,280	$20,669	$96,750	$44,336	$14,919	$450,031
Robert A. Earnest	2012	$285,770	$30,000	$33,520	$41,897	$127,737	$170,262	$19,001	$708,187
Vice President - General	2011	$284,430	$—	$45,140	$56,337	$67,500	$135,270	$18,245	$606,922
Counsel and Corporate Secretary	2010	$277,754	$—	$65,280	$20,669	$97,580	$63,237	$19,865	$544,385

(1)	Represents one-time special merit bonuses to recognize extraordinary efforts during the year related to certain corporate development projects.

(2)	Reflects the aggregate grant date fair value of restricted stock awards granted pursuant to the Company’s 2008 Equity Incentive Plan to each of the Named Executive Officers computed in accordance with FASB ASC 718 and based on the fair market value of the Company’s common stock on the date of grant.

(3)	Reflects the aggregate grant date fair value of option awards granted pursuant to the Company’s 2008 Equity Incentive Plan to each of the Named Executive Officers computed in accordance with FASB ASC 718. Assumptions used in the calculation of these amounts are included in Note 12 to the Company’s audited financial statements for the fiscal year ended December 30, 2012, included in the Company’s Annual Report on Form 10-K, as filed with the SEC.

(4)	Reflects the amounts of the actuarial increase in the present value of each Named Executive Officer’s benefits under the Company’s Salary Continuation Plan (SCP), determined using the same assumptions used for financial statement reporting purposes, as reflected in Note 9 to the Company’s audited financial statements. The rights of Messrs. S. Borick, O’Rourke, and Kakar have vested under the SCP, while the rights of Mr. Earnest will vest in August 2016. Mr. Shiba is not a participant in the SCP, as he was hired shortly before the SCP was closed to new participants in 2011.

(5)	The amounts shown generally include matching contributions allocated by the Company to each Named Executive Officer pursuant to the Savings and Retirement Plan, the value attributable to life insurance

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premiums paid by the Company on behalf of the Named Executive Officers. Mr. S. Borick’s other compensation in 2012 also included an annual car allowance totaling $36,000, and imputed income for the personal use of the Company aircraft totaling $69,573.

With respect to the personal use of the Company aircraft, the amount required to be reported represents the incremental cost of providing the benefit and not the total cost or the value of the benefit to the recipient. The Company has computed the incremental aircraft cost on a per hour basis by including:

•	The cost of fuel, oil, catering expenses and crew travel expenses;
•	Landing, parking, flight planning, customs and similar fees;
•	The cost of flight-related maintenance; and
•	The dollar value of the lost tax deductions for expenses that exceed the amounts reported as income for our Named Executive Officers.

(6)	Mr. Shiba was appointed Senior Vice President and Chief Financial Officer (“CFO”) of the Company on October 7, 2010. Accordingly, the amounts shown for 2010 represent the various components of compensation since that date.

Table 2 – 2012 Grants of Plan Based Awards

Table 2 below summarizes grants of plan-based awards to each of the Company’s Named Executive Officers for the fiscal year ended December 30, 2012.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
						All Other
					All Other	Option
					Stock Awards:	Awards:		Grant Date
		Estimated Future Payouts			Number of	Number of	Exercise or	Fair Value
		Under Non-Equity			Shares of	Securities	Base Price	of Stock
		Incentive Plan Awards (1)			Stock or	Underlying	of Option	and Option
	Grant	Threshold	Target	Maximum	Units	Options	Awards	Awards (2)
Name	Date	$	$	$	#	#	$/Share	$
Steven J. Borick	3/12/2012	—	—	—	—	120,000	$19.19	$653,455
		416,500	595,000	595,000	—	—	$—	$—
Kerry A. Shiba	5/4/2012					12,000	$16.76	$55,862
	5/4/2012				2,500	—	—	$41,900
		142,261	177,827	213,392
Michael J. O'Rourke	5/4/2012					12,000	$16.76	$55,862
	5/4/2012				2,500	—	—	$41,900
		123,522	154,403	185,284
Parveen Kakar	5/4/2012					9,000	$16.76	$41,897
	5/4/2012				2,000	—	—	$33,520
		63,258	79,072	94,887
Robert A. Earnest	5/4/2012					9,000	$16.76	$41,897
	5/4/2012				2,000	—	—	$33,520
		102,877	128,597	154,316

(1)	Represents threshold, target and maximum payout opportunities under the Company’s annual cash incentive programs for the Named Executive Officers. Actual amounts earned by the Named Executive Officers under these programs are set forth in the “Non-Equity Incentive Plan Compensation” column of Table 1 - Summary Compensation Table. Detailed information regarding these plans for the CEO and the other Named Executive Officers can be found under Compensation Discussion and Analysis – 2012 Executive Compensation Components – Performance-Based Annual Incentive Compensation and Bonuses in this Proxy Statement.

(2)	Reflects the aggregate grant date fair value of restricted stock and option awards granted pursuant to the Company’s 2008 Equity Incentive Plan computed in accordance with FASB ACS Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to the Company’s audited financial statements for the fiscal year ended December 30, 2012, included in the Company’s Annual Report on Form 10-K, as filed with the SEC.

Each of the option grants shown in the 2012 Grants of Plan-Based Award Table has a term of 10 years and vests as to 25% of the shares on the first, second, third and fourth anniversaries of the grant date for the CEO and 33% of the shares on the first, second and third anniversaries of the grant date for the other Named Executive Officers.

Each of the restricted stock grants shown in the 2012 Grants of Plan-Based Award Table vests as to one-third of the shares on the first, second and third anniversaries of the grant date.

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Employment Agreements

Effective December 31, 2010, we entered into an amended and restated employment agreement with Mr. Steven Borick as President and Chief Executive Officer. The prior employment agreement was effective January 1, 2005 and expired on December 31, 2010. The amended and restated agreement provides for:

•	a five year term, with one-year renewal periods,
•	a minimum annual base salary of $850,000, which is currently set at $850,000,
•	equity compensation commencing March 1, 2011, in the form of an annual stock option grant of 120,000 shares per year (until a new long-term incentive plan is implemented), plus the ability to participate in our annual grant, which is discretionary on the part of the Committee,
•	an automobile allowance,
•	life insurance, and
•	other customary employee benefits.

Pursuant to his employment agreement, if Mr. Borick’s employment were terminated by the Company without cause, he would receive one year’s base salary (currently $850,000), payable monthly. The agreement further provides that if his employment were terminated by the Company without cause, or by him for good reason, within one year following a change in control, Mr. Borick would receive three year’s base salary (i.e., currently $2,550,000), paid in one lump sum within 70 days after termination.

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Table 3 – Outstanding Equity Awards at 2012 Fiscal Year End

Table 3 below summarizes the total outstanding equity awards for each of the Company’s Named Executive Officers as of December 30, 2012.

	Option Awards				Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)
						Market
					Number	Value of
					of Shares	Shares
		Number of			or Units	or Units
	Number of	Securities			of Stock	of Stock
	Securities	Underlying			That	That
	Underlying	Unexercised	Option		Have	Have
	Unexercised	Options	Exercise	Option	Not	Not
	Options	Unexercisable (1)	Price	Expiration	Vested (1)	Vested (2)
Name	Exercisable (#)	(#)	($)	Date	(#)	($)
Steven J. Borick	0	120,000	$19.19	3/12/2022	—	—
	30,000	90,000	$19.53	3/1/2021	—	—
	30,000	60,000	$14.85	3/1/2020	—	—
	60,000	20,000	$15.17	8/14/2019	—	—
	30,000	30,000	$10.09	3/2/2019	—	—
	75,000	0	$21.84	5/16/2018	—	—
	120,000	0	$17.70	3/3/2018	—	—
	50,000	0	$18.55	12/12/2017	—	—
	120,000	0	$21.72	3/16/2017	—	—
	200,000	0	$17.56	8/9/2016	—	—
	120,000	0	$21.97	3/1/2016	—	—
	150,000	0	$25.00	3/23/2015	—	—
	100,000	0	$34.08	4/30/2014	—	—
	200,000	0	$43.22	12/19/2013	—	—
Kerry A. Shiba	0	12,000	$16.76	5/4/2022	2,500	$48,875
	4,000	8,000	$22.57	5/13/2021	1,667	$32,590
	12,500	12,500	$17.71	10/28/2020	2,000	$39,100
Michael J. O'Rourke	0	12,000	$16.76	5/4/2022	2,500	$48,875
	4,667	9,333	$22.57	5/13/2021	2,000	$39,100
	7,500	7,500	$16.32	5/20/2020	2,000	$39,100
	17,250	5,750	$15.17	8/14/2019	—	—
	22,000	0	$21.84	5/16/2018	—	—
	15,000	0	$18.55	12/12/2017	—	—
	35,000	0	$17.56	8/9/2016	—	—
	25,000	0	$25.00	3/23/2015	—	—
	7,500	0	$34.08	4/30/2014	—	—
	15,000	0	$43.22	12/19/2013
Parveen Kakar	0	9,000	$16.76	5/4/2022	2,000	$39,100
	3,000	6,000	$22.57	5/13/2021	1,334	$26,080
	2,500	2,500	$16.32	5/20/2020	2,000	$39,100
	750	3,750	$15.17	8/14/2019
	15,000	0	$21.84	5/16/2018
	12,000	0	$18.55	12/12/2017	—	—
	20,000	0	$17.56	8/9/2016	—	—
	15,000	0	$25.00	3/23/2015
	1,500	0	$34.08	4/30/2014
	3,000	0	$43.22	12/19/2013
Robert A. Earnest	0	9,000	$16.76	5/4/2022	2,000	$39,100
	3,000	6,000	$22.57	5/13/2021	1,334	$26,080
	2,500	2,500	$16.32	5/20/2020	2,000	$39,100
	0	3,000	$15.17	8/14/2019
	18,000	0	$21.84	5/16/2018
	12,000	0	$18.55	12/12/2017	—	—
	10,000	0	$21.72	8/21/2016	—	—

(1)	All options granted to Mr. Borick, and all other options with expiration dates before 2021 (i.e., those granted prior to 2011), vest at a rate of 25% per year over the first four years of the ten-year option term. Options granted other than to Mr. Borick and having expiration dates in 2021 or later (i.e., those granted in 2011 or later), vest at a rate of 33% per year over the first three years of the ten-year option term. All restricted shares granted in 2010 vest at a rate of 25% per year over four years after the grant date. In 2012 and 2011, all restricted shares granted vest at a rate of 33% per year over three years after the grant date.

(2)	Reflects the value calculated by multiplying the number of share or units by $19.55, which was the closing price of the Company’s stock on December 28, 2012, the last trading day in our 2012 fiscal year.

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Table 4 – Option Exercises and Stock Vested in Fiscal Year 2012

Table 4 below summarizes amounts received by the Company’s Named Executive Officers upon the exercise of stock options and vesting of restricted stock during the fiscal year ended December 30, 2012.

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
	Number of	Value	Number of	Value
	Shares	Realized	Shares	Realized
	Acquired on	on	Acquired on	on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)
Steven J. Borick	—	$—	—	—

Kerry A. Shiba	—	$—	1,833	$30,643

Michael J. O'Rourke	—	$—	2,000	$33,100

Parveen Kakar	7,500	$30,431	1,666	$27,526

Robert A. Earnest	6,000	$22,785	1,666	$27,526

(1)	The value realized reported in column (c) above was computed by multiplying the number of shares for which the option was exercised by the excess of (i) the closing stock price of the Company’s common stock on the date of exercise over (ii) the exercise price per share.
(2)	The value realized reported in column (e) above was computed by multiplying the number of shares of restricted stock vesting by the closing stock price of the Company’s common stock on the date of vesting.

Table 5 – Securities Authorized for Issuance Under Equity Compensation Plans

Table 5 below contains information about securities authorized for issuance under our equity compensation plans. The features of these plans are described further in Note 12 to the Company’s audited financial statements for the fiscal year ended December 30, 2012, included in the Company’s Annual Report on Form 10-K, as filed with the SEC.

(a)	(b)	(c)	(d)
	Number of securities		Number of securities
	to be issued upon	Weighted-average	remaining available
	exercise of	exercise price of	for future issuances
	outstanding options,	outstanding options,	under equity
Plan Category	warrants and rights (1)	warrants and rights	compensation plans (2)
Equity Compensation Plans
approved by security holders	3,041,227	21.92	2,017,525
Equity Compensation Plans not
approved by security holders	—	—	—

Total	3,041,227	21.92	2,017,525

(1)	As of December 30, 2012, the average remaining term of all outstanding options is 5.0 years.

(2)

Represents the number of remaining shares available for grant as of December 30, 2012 under the Company’s 2008 Stock Incentive Plan. All shares remaining available for future issuance as of December 30, 2012 may be used for grants of options or stock appreciation rights, whereas 3,950 of these shares may be granted as full-value awards. As of March 18, 2013, there were 1,364,175 aggregate shares issuable pursuant to options granted under our 2008 Stock Incentive Plan. Also as of March 18, 2013, there were 27,317,363 shares of the Company’s common stock issued and outstanding.

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Table 6 – Pension Benefits

Table 6 below summarizes the present value of benefits under the Company’s Salary Continuation Plan (“SCP”) for each of the Company’s Named Executive Officers as of December 30, 2012.

(a)	(b)	(c)	(d)	(e)
		Number	Present	Payments
		of Years	Value of	During
		Credited	Accumulated	Last
	Plan	Service (2)	Benefit (3)	Fiscal
Name	Name (1)	(#)	($)	Year ($)

Steven J. Borick	Salary Continuation Plan	—	$2,802,861	$—

Kerry A. Shiba	Salary Continuation Plan	—	$—	$—

Michael J. O'Rourke	Salary Continuation Plan	—	$817,624	$—

Parveen Kakar	Salary Continuation Plan	—	$437,934	$—

Robert A. Earnest	Salary Continuation Plan	—	$655,708	$—

(1)	Pursuant to the SCP, after having reached specified vesting dates and after reaching the age of 65 (or in the event of death while employed by the Company), the SCP provides for the Company to pay to the individual, upon ceasing to be employed by the Company for any reason, a benefit equal to 30% of the individual's final average compensation over the preceding 36 months. Final average compensation only includes base salary for employees. The benefit is paid weekly and continues for the later of 10 years or until death, provided death occurs more than 10 years following the employee’s retirement date.

(2)	“Years of credited service” does not apply to the SCP. The rights of Messrs. S. Borick, O’Rourke and Kakar are vested under the SCP and, thus, they are entitled to receive SCP benefits upon retirement. The rights of Mr. Earnest vest in August 2016. Mr. Shiba was appointed Senior Vice President and Chief Financial Officer of the Company on October 7, 2010 and is not a participant in the SCP, which was closed to new participants in early 2011.

(3)	Represents the present value of accumulated benefits payable to each of the Named Executive Officers, under the SCP, determined using the same assumptions described in Note 9 to the Company’s audited financial statements for the fiscal year ended December 30, 2012, included in the Company’s Annual Report on Form 10-K, as filed with the SEC.

Nonqualified Deferred Compensation. The Company does not have any nonqualified deferred compensation plans other than the SCP.

Potential Payments Upon Termination of Employment or Change in Control

Employment Agreement with Mr. Borick. We entered into an amended and restated employment agreement with Mr. Borick effective December 31, 2010. Pursuant to his employment agreement, if Mr. Borick’s employment were terminated by the Company without cause, he would receive severance equal to one year’s base salary, paid over a period of 12 months. The agreement further provides that if his employment were terminated without cause, or he resigned for good reason, within one year following a change in control, he would receive severance equal to three year’s base salary, paid in one lump sum. For any other terminations, the Company would have no further obligation to Mr. Borick under his employment agreement other than to pay any accrued compensation and unreimbursed business expenses through the date of termination.

Any payment of severance under the 2010 employment agreement is conditioned on Mr. Borick signing a release of claims and is further conditioned on his compliance with a one year covenant not to solicit the Company’s customers or employees and certain covenants of confidentiality and non-disparagement.

Executive Change in Control Severance Plan. The Executive Change in Control Severance Plan is intended to encourage executive officers to remain employed with the Company during an important time when prospects for continued employment are often uncertain and to provide some measure of financial security prior to and after a change of control. The amounts to be

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paid under the plan help ensure that the interests of our executives will be materially consistent with the interests of our shareholders when considering corporate transactions. Under this plan, if the employment of a Named Executive Officer is terminated within two years following a change in control, he will receive two times the sum of his base salary and target annual bonus, paid in a lump sum within 60 days after termination. The executive would also receive a pro-rata target annual bonus for the year in which the change in control occurs. Although Mr. Borick is a participant in this Plan, he cannot receive any benefit under this plan if he is entitled to a larger benefit under a different plan or agreement, including his employment agreement. Other than Mr. Borick, none of our Named Executive Officers has an employment or other agreement with the Company that entitles him to severance upon termination of employment before or after a change in control.

Other Arrangements. The Salary Continuation Plan (“SCP”), in which all of our Named Executive Officers other than Mr. Shiba participate, provides salary continuation benefits upon termination of employment due to a change in control. Other than Mr. Earnest, all of the other Named Executive Officers who participate in the SCP are already vested in their SCP benefits. In the event of a change in control, Mr. Earnest will vest fully in the SCP.

Summary of Potential Termination Payments and Benefits. The following table summarizes the value of the termination payments and benefits that each of our Named Executive Officers would receive if he had terminated employment on December 30, 2012 under the circumstances shown. The amounts shown in the tables do not include accrued but unpaid salary, earned annual bonus for 2012, or payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as distributions of plan balances under our tax-qualified 401(k) plan, and death or disability benefits under our generally available welfare programs. This table also does not include the value of unvested equity awards that vest on a change in control, as those amounts are shown in the next table and are not contingent on a termination of employment.

(all amounts in $) Name		Termination for Cause or Voluntary Resignation	Termination without Cause	Retirement	Death	Disability	Termination without Cause or Resignation For Good Reason in connection with a Change in Control
Steven J. Borick Cash Severance Salary Continuation Plan Total	(1)	- 2,802,861 2,802,861	850,000 2,802,861 3,652,861	- 2,802,861 2,802,861	- 2,802,861 2,802,861	- 2,802,861 2,802,861	2,890,000 2,802,861 5,692,861
Kerry A. Shiba Cash Severance Total	(2)	-	-	-	-	-	1,071,000
Michael J. O’Rourke Cash Severance Salary Continuation Plan Total	(1)	- 817,624 817,624	- 817,624 817,624	- 817,624 817,624	- 817,624 817,624	- 817,624 817,624	995,045 817,624 1,812,669
Parveen Kakar Cash Severance Salary Continuation Plan Total	(1)	- 437,934 437,934	- 437,934 437,934	- 437,934 437,934	- 437,934 437,934	- 437,934 437,934	612,862 437,934 1,050,796
Robert A. Earnest Cash Severance Salary Continuation Plan Total	(1)	- - -	- - -	- - -	- 655,708 655,708	- 655,708 655,708	828,733 655,708 1,484,441

(1)	Represents the actuarially calculated present value of the Named Executive Officer’s vested account balance in the Salary Continuation Plan (SCP) as of December 30, 2012, determined using the same assumptions described in Note 9 to the Company’s audited financial statements for the fiscal year ended December 30, 2012, included in the Company’s Annual Report on Form 10-K, as filed with the SEC. The rights of Messrs. Borick, O’Rourke and Kakar under the SCP are vested and, thus, each such officer is entitled to receive payments under the SCP upon the later of age 65 or his separation from service for any reason. The rights of Mr. Earnest under the SCP vest in August 2016 or upon a change in control or his earlier Death or Disability; therefore, if he had terminated employment on December 30, 2012 other than due to Death or Disability, he would not receive any benefit under the SCP.

(2)	Mr. Shiba is not a participant in the SCP, which was closed to new participants in 2011.

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Change in Control Provisions Under Other Agreements. The Company’s 2008 Stock Incentive Plan provides that a change in control occurs upon the occurrence of any of the following: (1) any person becomes the beneficial owner of securities representing 50% or more of the total voting power of the Company’s outstanding voting securities; (2) consummation of a sale or disposition by the Company of all or substantially all of its assets; (3) consummation of a merger or consolidation of the Company with any other corporation, unless the Company’s shareholders continue to control at least 50% of the total voting power of the successor entity; or (4) the shareholders of the Company approve a plan of complete liquidation of the Company.

The 2008 Stock Incentive Plan provides that, unless otherwise provided in an applicable award agreement, the occurrence of a change in control results in immediate vesting of outstanding equity awards, unless the awards are assumed by the successor company.

The following table shows the total additional value of the equity awards that would be payable to each of the Named Executive Officers under the accelerated vesting provisions of the 2008 Stock Incentive Plan upon the occurrence of a change in control as of December 30, 2012 and assuming that the successor company did not assume the awards.

Named Executive Officer	Stock Options ($) (1)	Restricted Stock ($) (2)	Total ($)
Steven J. Borick	698,400	-	698,400
Kerry A. Shiba	56,480	120,565	177,045
Michael J. O’Rourke	82,890	127,075	209,965
Parveen Kakar	49,610	104,280	153,890
Robert A. Earnest	46,325	104,280	150,605

(1)	Represents the value of the unvested awards at December 30, 2012. Stock options are valued based on the excess, if any, of (i) the closing price of our common stock on the New York Stock Exchange on December 28, 2012, the last trading day in our 2012 fiscal year, of $19.55, over (ii) the exercise price of the option.
(2)	Represents the value of the unvested awards at December 30, 2012. Awards of restricted stock are valued based upon the closing price of our common stock on the New York Stock Exchange on December 28, 2012, the last trading day in our 2012 fiscal year, of $19.55.

Table 8 – 2012 Director Compensation

Table 8 below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 30, 2012.

(a)	(b)	(c)	(d)	(e)	(f)
			Change in
			Pension
			Value and
	Fees		Nonqualified	All
	Earned or		Deferred	Other
	Paid in	Stock	Compensation	Compensation
	Cash (2)	Awards (3)	Earnings (4)	(5)	Total
Name (1)	($)	($)	($)	($)	($)

Sheldon I. Ausman	$65,583	$33,520	$21,427	$—	$120,530

Phillip W. Colburn	$61,000	$33,520	$24,398	$—	$118,918

Margaret S. Dano	$73,375	$33,520	$58,858	$—	$165,753

V. Bond Evans	$53,666	$33,520	$19,015	$—	$106,201

Michael J. Joyce	$51,833	$33,520	$22,912	$—	$108,265

Francisco S. Uranga	$50,000	$33,520	$29,365	$22,343	$135,228

Timothy McQuay	$63,102	$33,520	$—	$—	$96,622

(1)	Mr. Steven J. Borick, Chairman, Chief Executive Officer and President, is not included in this table as he is an employee of the Company and, thus, receives no compensation for his services as Director. The compensation received by Mr. Steven Borick is shown in Table 1 - Summary Compensation Table in this Proxy Statement.

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(2)	All non-employee directors of the Company are each compensated at the rate of $42,000 per year for service as directors. The Lead Director receives additional compensation of $12,000 annually. In addition, they receive compensation for each committee served and each committee chaired at an annual rate as follows:

•	$12,000 for each Audit Committee member and $15,000 for the Audit Committee Chair;
•	$8,000 for each Compensation and Benefits Committee member and $10,000 for the Compensation and Benefits Committee Chair;
•	$6,000 for each Nominating and Corporate Governance Committee member and $7,500 for the Nominating and Corporate Governance Committee Chair; and
•	$2,000 for each ad hoc committee member and $2,500 for the ad hoc committee chair, unless otherwise determined by the Board.

(3)	Reflects the aggregate grant date fair value of restricted stock awards granted pursuant to the Company’s 2008 Equity Incentive Plan to each non-employee director computed in accordance with FASB ASC 718 and based on the fair market value of the Company’s common stock on the date of grant. Non-employee directors also participate in the Company’s Equity Incentive Plan, which is described in this Proxy Statement on page 23 under Compensation Discussion and Analysis – 2012 Executive Compensation Components – Long-Term Equity Incentive Compensation. The Company has not granted any stock appreciation rights to its non-employee directors, but has granted stock options and restricted stock awards.

(4)	Reflects the amounts of the actuarial increase in the present value of each non-employee Director’s benefits under the Company’s SCP, determined using the same assumptions used for financial statement reporting purposes for the fiscal year ended December 30, 2012, as reflected in Note 9 to the Company’s audited financial statements for the fiscal year ended December 30, 2012, included in the Company’s Annual Report on Form 10-K, as filed with the SEC. The rights of Ms. Dano and Messrs. Ausman, Colburn, Evans, Joyce and Uranga under the SCP have vested. Mr. McQuay is not a participant in the SCP as it was closed to new participants in 2011. Information regarding the SCP can be found in Compensation Discussion and Analysis – 2012 Executive Compensation Components – Retirement and Similar Benefits in this Proxy Statement. There are no other nonqualified deferred compensation arrangements with the non-employee Directors. The Company has historically entered into Salary Continuation Agreements or a Salary Continuation Plan with its non-employee directors, which provide for the Company to pay to the individual, upon ceasing to serve as a director of the Company for any reason, a monthly benefit up to 30% of the individual's final average compensation over the preceding 36 months. The benefit is payable after having reached specified vesting dates and after reaching the age of 65 (or in the event of death while employed by the Company). Benefit payments continue through the later of ten years or, if subsequent to retirement, the individual’s death. Final average compensation does not include fees paid for attending Board and committee meetings.
(5)	Represents fees paid for consulting work performed.

AUDIT AND NON-AUDIT FEES

Audit Fees

The aggregate fees billed by our independent registered public accounting firm, Deloitte & Touche LLP, for professional services in connection with the annual integrated audit and reviews of the quarterly financial statements, during the fiscal years ended December 30, 2012 and December 25, 2011 were $996,372 and $963,250 respectively.

Audit Related Fees

There were no audit related fees billed by Deloitte & Touche LLP in fiscal 2012 or 2011 while serving as our independent registered public accounting firm.

Tax Fees

The aggregate fees billed by Deloitte & Touche LLP for professional tax services during 2012 and 2011 were $189,201 and $62,805, respectively. Tax fees consist of fees billed for professional services rendered for tax compliance, advice and planning.  Such services were for assistance in responding to requests from the tax authorities.

All Other Fees

There were $4,000 and $8,000 in fees billed by Deloitte & Touche, LLP for other services provided during the fiscal year ended December 30, 2012 and December 25, 2011, respectively.

The Audit Committee pre-approves all audit-related and all permissible non-audit services performed by our independent registered public accounting firm. The Audit Committee has delegated to the Chair the authority to grant pre-approvals up to an aggregate of $25,000, provided

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such pre-approvals are presented to the full committee at the next meeting.

INDEPENDENT PUBLIC ACCOUNTANTS

Selection of Independent Accountants

Deloitte & Touche LLP audited our consolidated financial statements for the year ended December 30, 2012. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions and to make statements if they desire to do so. The Audit Committee has not selected an independent registered public accounting firm for the fiscal year ended December 29, 2013. The Audit Committee is currently reviewing our options regarding independent registered public accounting firms and intends to appoint an independent registered public accounting firm in due course at one of its regularly scheduled meetings.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 30, 2012, and the notes thereto.

The Audit Committee reviewed and discussed with management our audited financial statements for the fiscal year ended December 30, 2012 and the notes thereto.

The Audit Committee discussed with the Company’s independent registered public accounting firm, Deloitte and Touche LLP, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Communications with Audit Committees), as amended, and SAS No. 114 (The Auditor’s Communication with Those Charged with Governance). The Audit Committee also received and discussed the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence) and the SEC and has discussed the independent registered public accounting firm’s independence from the Company and its management.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2012.

THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS
Sheldon I. Ausman – Committee Chair
Philip W. Colburn
Margaret S. Dano
Timothy C. McQuay

March 22, 2013

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Superior’s officers and directors, and persons who beneficially own more than 10% of a registered class of Superior’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish Superior with copies of all Forms 3, 4 and 5 that they file. Based solely on Superior’s review of the copies of such forms it has received, including amendments, or written representations from certain reporting persons regarding whether a Form 5 is required for those persons, we believe that all of our officers, directors and greater than 10% beneficial owners timely complied with all filing requirements applicable to them with respect to transactions during fiscal year 2012.

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SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS

Shareholders who wish to present proposals for action at the 2014 Annual Meeting of Shareholders must give written notice to the Corporate Secretary of the Company at 7800 Woodley Avenue, Van Nuys, California 91406. SEC rules require that such notice be given by December 9, 2013 in order for your proposal to be considered for inclusion in our proxy statement and form of proxy relating to that meeting. With respect to proposals to be brought before our shareholders at the 2014 Annual Meeting of Shareholders, other than through inclusion in our proxy statement and form of proxy, our bylaws require any nomination of one or more persons for election as a director to be made at least 120 days in advance of such meeting. With respect to all other matters, unless we receive notice of such proposal by February 16, 2014, our proxy for the 2014 Annual Meeting of Shareholders will confer discretionary authority on the person named in the proxy to vote on such matters.

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ANNUAL REPORT TO SHAREHOLDERS

AND OTHER MATTERS

Management does not know of any matters to be presented at the Annual Meeting other than those described above. However, if other matters properly come before the Annual Meeting, those named in the proxy will vote the proxy using their best judgment on such matters, and by returning your proxy, you are giving them the discretionary authority to do so.

Our 2012 Annual Report to Shareholders, which has also been made available to shareholders along with this Proxy Statement, contains financial and other information about us, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Section 18 of the Exchange Act.

The information contained in the Compensation Committee Report and Audit Committee Report sections of this Proxy Statement shall not be deemed filed with the SEC or subject to Regulation 14A or 14C or to liability under Section 18 of the Exchange Act, and shall not be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Superior Industries International, Inc.

/s/ Steven J. Borick
By: Steven J. Borick
Chairman of the Board, C.E.O. and President

Van Nuys, California
Dated: April 11, 2013

THIS PROXY STATEMENT AND THE 2012 ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE ON WWW.PROXYVOTE.COM BY USING YOUR INDIVIDUAL 12 DIGIT NUMBER FOUND ON THE PROXY CARD PREVIOUSLY SENT TO YOU.

WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT TO SHAREHOLDERS FOR 2012 AND OUR ANNUAL REPORT ON FORM 10-K INCLUDING OUR FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES AND EXHIBITS, FILED WITH THE SEC FOR FISCAL YEAR 2012 TO ANY BENEFICIAL OWNER OF THE COMPANY’S COMMON STOCK, AS OF THE RECORD DATE, UPON WRITTEN REQUEST TO SUPERIOR INDUSTRIES INTERNATIONAL, INC., 7800 Woodley Avenue, Van Nuys, California 91406 ATTENTION: CHIEF FINANCIAL OFFICER.

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EXHIBIT A

amended and restated articles of incorporation of
sUPERIOR INDUSTRIES INTERNATIONAL, INC.

Note: Additions are indicated in blue with underlines and deletions are indicated in red with strikeouts. Text in green indicates text that has been moved.

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

~~CALIFORNIA~~ SUPERIOR INDUSTRIES INTERNATIONAL, INC.

ONE:          The name of this corporation is ~~CALIFORNIA~~ SUPERIOR INDUSTRIES INTERNATIONAL, INC.

TWO:          The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE:      This corporation is authorized to issue two classes of shares designated, respectively, “Common Stock” and “Preferred Stock.” The number of shares of Common Stock authorized to be issued is one hundred million (100,000,000) and the number of shares of Preferred Stock authorized to be issued is one million (1,000,000).

The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock or any series thereof with respect to any wholly unissued class or series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

FOUR:        The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

FIVE:          This corporation is authorized to indemnify the directors and officers of this corporation to the fullest extent permissible under California law.

SIX:            Any action required or permitted to be taken by the shareholders of this corporation must be effected at a duly called annual or special meeting of shareholders of this corporation and may not be effected by any consent in writing by such shareholders.

SEVEN:     The bylaws shall set forth the number of directors constituting the Board of Directors. ~~The directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1995~~ Each director shall be elected to hold office for a one-year term expiring at the next annual meeting of shareholders~~, the term of office of the second class to expire at the 1996 annual meeting of shareholders and the term of office of the third class to expire at the 1997 annual meeting of shareholders. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election.~~; provided, however, no terms in effect prior to the effective date of these Restated Articles of Incorporation shall be shortened.

Subject to the rights of the holders of any series of Preferred Stock then outstanding, (i) the directors whose terms expire at the 2013 annual meeting of shareholders (or such directors’ successors) shall be elected to hold office for a one-year term expiring at the 2014 annual meeting of shareholders; (ii) the directors whose terms expire at the 2014 annual meeting of shareholders (or such directors’ successors) shall be elected to hold office for a one-year term expiring at the 2015 annual meeting of shareholders; and (iii) the directors whose terms expire at the 2015 annual meeting of shareholders shall be elected to hold office for a one-year term expiring at the next annual meeting of shareholders.

Subject to any applicable law and the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be

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filled ~~only~~ by a majority vote of the directors then in office though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of ~~the class to which they have been~~such director’s predecessor was elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

~~This provision shall become effective only when this corporation becomes a “listed” corporation within the meaning of Section 301.5 of the General Corporation Law of California.~~

EIGHT:          Upon this corporation becoming a “listed” corporation within the meaning of Section 301.5 of the General Corporation Law of California, shareholders shall not have cumulative voting rights in the election of directors.

NINE:          Bylaws of this corporation shall be adopted, amended or repealed only by the Board of Directors or the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of this corporation entitled to vote generally in the election of directors, voting together as a single class.

TEN:          This corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation in the manner prescribed by the laws of the State of California and all rights conferred upon shareholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of these Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, and in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by these Articles of Incorporation,

(1)          the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of this corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article TEN, Article SIX, Article SEVEN, Article EIGHT, Article NINE or Article ELEVEN; and

(2)          in addition to the vote specified in paragraph (1) of this Article TEN, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of this corporation entitled to vote generally in the election of directors, other than such capital stock of which an Interested Shareholder (as defined in Article ELEVEN) is the beneficial owner, voting together as a single class, shall be required in order to amend or repeal Article ELEVEN or Article TWELVE.

ELEVEN: The shareholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article.

A.          (1)          Except as otherwise expressly provided in Section B of this Article:

(i)          Any merger or consolidation of this corporation or any Subsidiary (as hereinafter declined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

(ii)          any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of this corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of ten percent (10%) of the total value of the assets of this corporation and its consolidated subsidiaries as reflected in the most recent balance sheet of this corporation; or

(iii)          the issuance or transfer by this corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of this corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $15,000,000 or more; or

(iv)          any reclassification of securities (including any reverse stock split), or recapitalization of this corporation, or any merger or consolidation of this corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of this corporation or any Subsidiary that is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require (a) the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of this corporation entitled to vote generally in the election of directors (hereinafter in this Article referred to as the “Voting Stock”), voting together as a single class (it being understood that, for purposes of this Article,

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each share of the Voting Stock shall have the number of votes granted to it pursuant to Article THREE of these Articles of Incorporation or any designation of the rights, powers and preferences of any class or series of preferred stock made pursuant to said Article THREE (a “Preferred Stock Designation”)) and (b) the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of Voting Stock other than the Voting Stock of which an Interested Shareholder or an Affiliate of any Interested Shareholder is the beneficial owner, voting together as a single class. Such affirmative votes shall be required notwithstanding any other provisions of these Articles of Incorporation or any provision of law or of any agreement with any national securities exchange which might otherwise permit a lesser vote or no vote, but such affirmative votes shall be required in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, these Articles of Incorporation or any Preferred Stock Designation.

(2)          The term “Business Combination” as used in this Article shall mean any transaction which is referred to in any one or more of subparagraphs (i) through (iv) of paragraph (1) of this Section A.

B.          The provisions of Section A of this Article shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, any other provision of these Articles of Incorporation, any Preferred Stock Designation or any agreement with any national securities exchange, if, in the case of a Business Combination that does not involve any cash or other consideration being received by the shareholders of this corporation, solely in their respective capacities as shareholders of this corporation, the condition specified in the following paragraph (1) is met, or, in the case of any other Business Combination, the conditions specified in either of the following paragraphs (1) and (2) are met:

(1)          The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined), it being understood that this condition shall not be capable of satisfaction unless there is at least one Continuing Director.

(2)          All of the following conditions shall have been met:

(i)          The consideration to be received by holders of shares of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Shareholder has paid for shares of such class of Voting Stock within the two-year period ending on and including the date on which the Interested Shareholder became an Interested Shareholder (the “Determination Date”). If, within such two-year period, the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the~~,~~ form used to acquire the largest number of shares of such class of Voting Stock acquired by the interested Shareholder within such two-year period.

(ii)          The aggregate amount of (x) the cash and (y) the Fair Market Value, as of the date (the “Consummation Date”) of the consummation of the Business Combination, of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination, shall be at least equal to the higher of the following (it being intended that the requirements of this paragraph (2)(ii) shall be required to be met with respect to all shares of Common Stock outstanding regardless of whether the Interested Shareholder has previously acquired any shares of Common Stock):

(a)          (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the date of the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or in the transaction in which it became an Interested Shareholder, whichever is higher, plus interest compounded annually from the Determination Date ~~or involuntary liquidation, dissolution or winding up of this corporation.~~through the Consummation Date at the prime rate of interest of Bankers Trust Company (or such other major bank as may be selected by the Continuing Directors) from time to time in effect in the City of Los Angeles, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of Common Stock; or

(b)          the Fair Market Value per share of Common Stock on the Announcement Date.

(iii)          The aggregate amount of (x) the cash and (y) the Fair Market Value, as of the Consummation Date, of the consideration other than cash to be received per share by holders of shares of any class, other than Common Stock, of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (2)(iii) shall be required to be met with respect to every such class of outstanding Voting Stock, regardless of whether the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

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(a)          (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Shareholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of Bankers Trust Company (or such other major bank as may be selected by the Continuing Directors) from time to time in effect in the City of Los Angeles, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each share of such class of Voting Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of such class of Voting Stock; or

(b)          the Fair Market Value per share of such class of Voting Stock on the Announcement Date; or

(c)          the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of this corporation.

(iv)          After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock; (b) there shall have been (I) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (II) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

(v)          After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately, solely in such Interested Shareholder’s capacity as a shareholder of this corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by this corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(vi)          A proxy or information statement describing the proposed Business Combination, complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) and setting forth, as an exhibit thereto, the opinion of an investment banking firm selected by a majority of the Continuing Directors, or, if there are no Continuing Directors, an opinion of the investment banking firm most recently retained by this corporation before the Interested Shareholder became an Interested Shareholder, or any successor in interest to such investment banker, that the proposed Business Combination is fair from a financial point of view to the shareholders of this corporation other than the Interested Shareholder, shall be mailed to all shareholders of this corporation at least 30 days prior to the consummation of such Business Combination (regardless of whether such proxy or ~~through the “Consummation Date at the prime rate of interest of, Bankers Trust Company (or such other major bank as may be selected by the Continuing Directors) from time to time in effect in the City of Los Angeles, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of Common Stock; or~~

~~(b) the Fair Market Value per share of Common Stock on the Announcement Date.~~

~~(iii)          The aggregate amount of (x) the cash and (y) the Fair Market Value, as of the Consummation Date, of the consideration other than cash to be received per share by holders of shares of any class, other than Common Stock, of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (2)(iii) shall be required to be met with respect to every such class of outstanding Voting Stock, regardless of whether the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):~~

~~(a)          (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Shareholder, whichever is higher, plus interest compounded annually from the Determination~~

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~~Date through the Consummation Date at the prime rate of interest of Bankers Trust Company (or such other major bank as may be selected by the Continuing Directors) from time to time in effect in the City of Los Angeles, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each share of such class of Voting Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of such class of Voting Stock; or~~

~~(b)          the Fair Market Value per share of such class of Voting Stock on the Announcement Date; or~~

~~(c)          the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary~~ information statement is required to be mailed pursuant to such Act or subsequent provisions).

C.          For the purposes of this Article:

(1)          A “person” shall mean any individual, firm, corporation or other entity.

(2)          “Interested Shareholder” shall mean any person (other than this corporation or any Subsidiary) who or which:

(i)          is the beneficial owner, directly or indirectly, of more than twenty percent (20%) of the voting power of the outstanding Voting Stock; or

(ii)          is an Affiliate of this corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the voting power of the then outstanding Voting Stock; or

(iii)          is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

(3)          A person shall be a “beneficial owner” of any Voting Stock:

(i)          which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

(ii)          which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

(~~ii~~iii)          which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

(4)          For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph (2) of this Section C, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (3) of this Section C but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(5)          “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on April 24, 1987.

(6)          “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by this corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph (2) of this Section C, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by this corporation.

(7)          “Continuing Director” means any member of the Board of Directors of this corporation (the “Board”) who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

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(8)          “Fair Market Value” means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value of such property on the date in question as determined by the Board in good faith.

(9)          In the event of any Business Combination in which this corporation survives, the phrase “consideration other than cash to be received” as used in paragraphs (2)(ii) and (2)(iii) of section B of this Article shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

D.          A majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such determination as is hereinafter specified in this Section D is to be made by the Board) shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article, including, without limitation, (1) whether a person is an Interested Shareholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether the applicable conditions set forth in paragraph (2) of Section B have been met with respect to any Business Combination, (5) whether the assets which are the subject of any Business Combination referred to in paragraph (1) (ii) of Section A have an aggregate Fair~~.~~ Market Value of 10% of the assets of this corporation and its consolidated subsidiaries as reflected in the most recent balance sheet of this corporation, and (6) whether the consideration to be received for the issuance or transfer of securities by this corporation or any Subsidiary in any Business Combination referred to in paragraph (1) (iii) of Section A has an aggregate Fair Market Value of $15,000,000 or more.

E.          Nothing contained in this Article shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

TWELVE:          The directors of this corporation, when evaluating any offer of another party (a) to make a tender or exchange offer for any Voting Stock of this corporation (as defined in Article ELEVEN) or (b) to effect a Business Combination (as defined in Article ELEVEN) shall, in connection with the exercise of its judgment in determining what is in the best interests of this corporation as a whole, be authorized to give due consideration to such factors as they determine to be relevant, including, without limitation:

(i)          the interests of this corporation’s shareholders;

(ii)          whether the proposed transaction might violate federal or state laws;

(iii)         not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of this corporation, but also the market price for the capital stock of this corporation over a period of years, the estimated price that might be achieved in a negotiated sale of this corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and this corporation’s financial condition and future prospects; and

(iv)         the social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with this corporation, and the communities in which this corporation conducts its business. In connection with any such evaluation, the directors are authorized to conduct such investigations and to engage in such legal proceedings as they may determine.

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Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

EXHIBIT B

amendED AND RESTATED
sUPERIOR INDUSTRIES INTERNATIONAL, INC.
2008 EQUITY INCENTIVE PLAN

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN

(Effective May 17, 2013)

SECTION 1
BACKGROUND AND PURPOSE

1.1          Background The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (SARs), Restricted Stock, Restricted Stock Units and Performance Awards.

1.2          Purpose of the Plan The Plan is intended to attract, motivate and retain the following individuals: (a) employees of the Company or its Affiliates; (b) consultants who provide significant services to the Company or its Affiliates and (c) directors of the Company or any of its Affiliates who are employees of neither the Company nor any Affiliate. The Plan is also designed to encourage stock ownership by such individuals, thereby aligning their interests with those of the Company’s shareholder.

SECTION 2
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1          “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Act shall include such section, any valid rules or regulations promulgated under such section, and any comparable provisions of any future legislation, rules or regulations amending, supplementing or superseding any such section, rule or regulation.

2.2          “Administrator” means, collectively, (i) the Board, (ii) a committee of the Board designated in accordance with Section 4.1, or (iii) one or more Directors or executive officers of the Company designated by the Board to administer the Plan or specific portions thereof as provided in Section 4.4; provided, however, that Awards to Nonemployee Directors and Awards that are intended to be Qualified Performance-Based Awards may only be granted by a committee of the Board consisting of two or more Independent Directors.

2.3          “Affiliate” means any corporation or any other entity (including, but not limited to, Subsidiaries, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.4          “Applicable Law” means the legal requirements relating to the administration of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Awards and similar incentive plans under any applicable laws, including but not limited to federal and state employment, labor, privacy and securities laws, the Code, and applicable rules and regulations promulgated by any stock exchange or quotation system upon which the Shares may then be listed or quoted.

2.5          “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, and Performance Awards.

2.6          “Award Agreement” means the written agreement or program document setting forth the terms and provisions applicable to each Award granted under the Plan, including the Grant Date.

2.7          “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8          “Change in Control” means the occurrence of any of the following:

               (a)          Any “person” (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

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               (b)          The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

               (c)          The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

               (d)          Other events specified by the Administrator in the Participant’s Award Agreement.

2.9          “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.10          “Committee” means any committee of the Board designated to administer the Plan in accordance with Section 4.1.

2.11          “Company” means Superior Industries International, Inc., or any successor thereto.

2.12          “Consultant” means any consultant, independent contractor or other person who provides significant services (other than capital-raising activities) to the Company or its Affiliates or any employee or affiliate of any of the foregoing, but who is neither an Employee nor a Director.

2.13          “Continuous Service” means that a Participant’s employment or service relationship with the Company or any Affiliate is not interrupted or terminated. Continuous Service shall not be considered interrupted in the following cases: (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Subsidiary or successor. A leave of absence approved by the Company shall include sick leave, military leave or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If such reemployment is approved by the Company but not guaranteed by statute or contract, then such employment will be considered terminated on the ninety-first (91st) day of such leave and on such date any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. In the event a Participant’s status changes among the positions of Employee, Director and Consultant, the Participant's Continuous Service shall not be considered terminated solely as a result of any such changes in status. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Administrator at its discretion, and any determination by the Administrator shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Section 409A of the Code, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treasury Regulations Section 1.409A-1(h).

2.14          “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

2.15          “Director” means any individual who is a member of the Board of Directors of the Company or an Affiliate of the Company.

2.16          “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.17          “Eligible Participant” means an Employee, Director or Consultant.

2.18          “Employee” means any individual who is a common-law employee (including a leased employee) of the Company or of an Affiliate.

2.19          “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option, and the base price used to determine the amount of cash or number of Shares payable to a Participant upon the exercise of a SAR.

2.20          “Fair Market Value” means for a share of Common Stock, as of any date, the closing sales price for such stock on the Grant Date of the Award, provided the Common Stock is listed on an established stock exchange or a national market system, including without limitation the New York Stock Exchange (“NYSE”). If no sales were reported on such Grant Date of the

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Award, the Fair Market Value of a share of Common Stock shall be the closing price for such stock as quoted on the NYSE (or the exchange with the greatest volume of trading in the Common Stock) on the last market trading day with reported sales prior to the date of determination. In the case where the Company is not listed on an established stock exchange or national market system, Fair Market Value shall be determined by the Board in good faith in accordance with Code Section 409A and the applicable Treasury regulations.

2.21          “Fiscal Year” means a fiscal year of the Company.

2.22          “Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Shares (or at the discretion of the Administrator, settled in cash valued by reference to Share value).

2.23          “Full-Value Award Limitation” means the limit on Full-Value Awards specified in Section 5.4.

2.24          “Grant Date” means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

2.25          “Incentive Stock Option” means an Option to purchase Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.26          “Independent Director” means a Nonemployee Director who is (i) a “nonemployee director” within the meaning of Rule 16b-3 of the 1934 Act, (ii) “independent” as determined under the applicable rules of the NYSE, and (iii) an “outside director” under Treasury Regulation Section 1.162-27(e)(3), as any of these definitions may be modified or supplemented from time to time.

2.27          “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Administrator in its discretion.

2.28          “Misconduct” shall include commission of any act in competition with any activity of the Company (or any Affiliate) or any act contrary or harmful to the interests of the Company (or any Affiliate) and shall include, without limitation: (a) conviction of a felony or crime involving moral turpitude or dishonesty, (b) violation of Company (or any Affiliate) policies, with or acting against the interests of the Company (or any Affiliate), including employing or recruiting any present, former or future employee of the Company (or any Affiliate), (c) misuse of any confidential, secret, privileged or non-public information relating to the Company’s (or any Affiliate’s) business, or (e) participating in a hostile takeover attempt of the Company or an Affiliate. The foregoing definition shall not be deemed to be inclusive of all acts or omissions that the Company (or any Affiliate) may consider as Misconduct for purposes of the Plan.

2.29           “Nonemployee Director” means a Director who is not employed by the Company or an Affiliate.

2.30          “Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an Incentive Stock Option.

2.31          “NYSE” means the New York Stock Exchange.

2.32          “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.33          “Participant” means an Employee, Consultant or Nonemployee Director who has an outstanding Award.

2.34          “Performance Award” means an Award granted to a Participant pursuant to Section 10 of the Plan, the vesting of which is contingent on the satisfaction of specified performance conditions.

2.35          “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions that subject the Shares to a substantial risk of forfeiture.

2.36          “Plan” means this Superior Industries International, Inc. Amended and Restated 2008 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.37          “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Shares as of the Grant Date.

2.38          “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Administrator.

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2.39          “Restricted Stock” means an Award granted to a Participant pursuant to Section 9. An Award of Restricted Stock constitutes a transfer of ownership of Shares to a Participant from the Company subject to restrictions against transferability, assignment, and hypothecation. Under the terms of the Award, the restrictions against transferability are removed when the Participant has met the specified vesting requirement.

2.40          “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 9. An Award of Restricted Stock Units constitutes the right to receive Shares (or the equivalent value in cash or other property if the Administrator so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

2.41          “Retirement” shall mean satisfactory completion of the Company’s guidelines for retirement as specified by the Company’s retirement policy.

2.42          “SEC” means the U.S. Securities and Exchange Commission.

2.43          “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

2.44          “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.45          “Shares” means shares of common stock of the Company.

2.46          “Stock Appreciation Right” or “SAR” means an Award granted to a Participant pursuant to Section 8. Upon exercise, a SAR gives a Participant a right to receive a payment in cash, or the equivalent value in Shares, equal to the difference between the Fair Market Value of the Shares on the exercise date and the Exercise Price. Both the number of SARs and the Exercise Price are determined on the Grant Date. For example, assume a Participant is granted 100 SARs at an Exercise Price of $10 and the award agreement specifies that the SARs will be settled in Shares. Also assume that the SARs are exercised when the underlying Shares have a Fair Market Value of $20 per Share. Upon exercise of the SAR, the Participant is entitled to receive 50 Shares [(($20-$10)x100)/$20].

2.47          “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3

EFFECTIVE DATE AND TERM

3.1          Effective Date. The Superior Industries International, Inc. 2008 Equity Incentive Plan was originally approved by the Company’s shareholders at the 2008 Annual Meeting of shareholders and became effective on May 30, 2008. Subject to the approval by the Company’s shareholders at the 2013 Annual Meeting, this Amended and Restated 2008 Equity Incentive Plan, the Plan will become effective on the date that it is adopted by the shareholders (the “2013 Effective Date”).

3.2          Term. Unless earlier terminated as provided herein, the Plan shall continue in effect until May 30, 2018. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan.

SECTION 4
ADMINISTRATION

4.1          The Administrator. The Plan shall be administered by a Committee of the Board appointed by the Board (which Committee shall consist of at least two Directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the Directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are Section 16 Persons, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation and Benefits Committee of the Board is designated as the Administrator to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. Notwithstanding any of the foregoing, grants of Awards to Nonemployee Directors under the Plan shall be subject to the applicable award limit set forth in Section 5.4 hereof

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4.2          Action and Interpretation by the Administrator. For purposes of administering the Plan, the Administrator may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Administrator may deem appropriate. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Administrator’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all persons and shall be given the maximum deference permitted by Applicable Law. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Administrator will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3          Authority of the Administrator. It shall be the duty of the Administrator to administer the Plan in accordance with the Plan’s provisions and in accordance with Applicable Law. The Administrator shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to: (a) determine which Employees, Consultants and Directors shall be granted Awards; (b) determine the terms and conditions of the Awards, (c) interpret the Plan, (d) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, (e) interpret, amend or revoke any such rules, and (f) adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

4.4          Delegation. The Board may, by resolution, expressly delegate to a special committee, consisting of one or more Board members who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate Eligible Participants to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to Eligible Participants (a) who are Nonemployee Directors, (b) who are Section 16 Persons at the Grant Date, or (c) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation and Benefits Committee regarding the delegated duties and responsibilities and any Awards so granted. The administrator may also delegate nondiscretionary administrative duties to other parties as it deems appropriate.

SECTION 5
SHARES SUBJECT TO THE PLAN

5.1        Number of Shares. Subject to adjustment, as provided in Section 5.3, the total number of Shares available for grant under the Plan shall be three million five hundred thousand (3,500,000) Shares, including Shares issued with respect to Awards granted since May 30, 2008. Shares granted under the Plan may be authorized but unissued Shares or reacquired Shares bought on the market or otherwise.

5.2        Share Counting. Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve in accordance with this Section 5.2:

a.          To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

b.          Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

c.          The following Shares may not again be made available for issuance as Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (ii) Shares used to pay the Exercise Price or withholding taxes related to an outstanding Option or SAR, (iii) Shares repurchased on the open market with the proceeds of the exercise price of an Option or (iv) Shares surrendered or withheld to cover taxes due upon the vesting of an Award.

d.          To the extent that the full number of Shares subject to an Award other than an Option or SAR is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

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e.          Substitute Awards granted pursuant to Section 5.6 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

f.          Subject to applicable stock exchange requirements, shares available under a shareholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

5.3        Adjustments in Awards and Authorized Shares. The number and kind of shares authorized for grant under the Plan in Section 5.1, the Award limits in Section 5.4, the number and kind of shares covered by each outstanding Award, and the per share exercise price of each such Option or SAR, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of common stock resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, spin-off, stock dividend on the common stock, or any other increase or decrease in the number of such Shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The Board shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction, and the decisions of the Board in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of common stock subject to an Option. Notwithstanding any anti-dilution provision in the Plan, the Administrator shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treasury Regulations Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A.

5.4        Limitations on Awards. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 5.3):

a.          Incentive Stock Options Limitation. No more than 3,000,000 Shares may be granted over the life of the Plan in the form of Incentive Stock Options.

b.          Full-Value Award Limitation. No more than 600,000 Shares may be issued over the life of the Plan in the form of Full Value Awards that are settled in Shares. To the extent that the full number of Shares subject to a Full Value Award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued Shares originally subject to the Award will not count against the Full-Value Award Limitation. Cash-settled Full Value Awards shall not count against this Full-Value Award Limitation.

c.          Options or SARs. The maximum aggregate number of Shares subject to Options or SARs granted under the Plan in any 12-month period to any one Participant shall be 200,000.

d.          Restricted Stock or Restricted Stock Units. The maximum aggregate number of Shares underlying Awards of Restricted Stock or Restricted Stock Units (whether or not performance-based Awards) granted under the Plan in any 12-month period to any one Participant shall be 100,000.

e.          Awards to Nonemployee Directors. The maximum aggregate number of Shares associated with any Award granted under the Plan in any 12-month period to any one Nonemployee Director shall be 10,000 Shares.

5.5        Minimum Vesting Requirements. Except in the case of substitute Awards granted pursuant to Section 5.5 and to the following sentence, Awards that vest solely on the Continuous Service of the Participant shall be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), and Award that have performance-based vesting criteria shall be subject to a minimum vesting period of one year. Notwithstanding the foregoing, (i) the Administrator may permit acceleration of vesting of an Award in the event of the Participant’s death, Disability, or Retirement, or the occurrence of a Change in Control (subject to the requirements of Section 11 in the case of Qualified Performance-Based Awards), and (ii) the Administrator may grant Awards covering 10% or fewer of the total number of Shares authorized under the Plan without respect to the above-described minimum vesting requirements.

5.6        Substitute Awards. In the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Directors or Consultants on account of such transaction may be granted Awards in substitution for awards granted by their former employer, and any such substitute such Options or SARs may be granted with an Exercise Price less than the Fair Market Value of a Share on the Grant Date; provided, however, the grant of such substitute Option or SAR shall not constitute a “modification” as defined in Code Section 424(h)(3) and the applicable Treasury regulations.

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Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

SECTION 6

ELIGIBILITY

6.1        General. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of Treasury Regulations §1.409A-1(b)(5)(iii)(E).

SECTION 7
STOCK OPTIONS

7.1        Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted at any time and from time to time as determined by the Administrator in its discretion. The Administrator may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Administrator, in its discretion and subject to Section 5.4, shall determine the number of Shares subject to each Option. If the Award does not specifically state whether the Options are Incentive Stock Options or Nonqualified Stock Options, the Award shall be treated as if the Administrator determined that the Award shall be Incentive Stock Options to the maximum extent permitted by Applicable Law. Unless otherwise determined by the Administrator, all options shall vest at a rate of 25% per year over the four year period beginning on the date of the grant.

7.2        Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

7.3        Exercise Price. The Administrator shall determine the Exercise Price for each Option subject to the provisions of this Section 7.3. Other than an Option issued as a substitute Award pursuant to Section 5.6, the per Share exercise price of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

7.4        Incentive Stock Options. The grant of Incentive Stock Options shall be subject to all of the requirements of Code Section 422, including the following limitations:

(a)          The Exercise Price of an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date;

(b)          Incentive Stock Options may be granted only to persons who are, as of the Grant Date, Employees of the Company or a Subsidiary, and may not be granted to Consultants or Nonemployee Directors.

(c)          To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 7.4(c), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted; and

(d)          In the event of a Participant's change of status from Employee to Consultant or Director, an Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option three (3) months and one (1) day following such change of status.

7.5        Expiration of Options

7.5.1          Expiration Dates. Unless otherwise specified in the Award Agreement, but in any event no later than ten (10) years from the Grant Date, each Option shall terminate no later than the first to occur of the following events:

(a)          Date in Award Agreement. The date for termination of the Option set forth in the written Award Agreement;

(b)          Termination of Service. The thirtieth (30th) day following the date the Participant’s Continuous Service terminates (other than for a reason described in subsections (c), (d), (e), or (f) below);

(c)          Misconduct. In the event a Participant’s Continuous Service terminates because the Participant has performed an act of Misconduct as determined by the Administrator, all unexercised Options held by such Participant shall expire immediately following written notice from the Company to the Participant;

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(d)          Disability. In the event that a Participant's Continuous Service terminates as a result of the Participant's Disability, the Participant may exercise his or her Option at any time within twelve (12) months following the date of such termination, but only to the extent that the Participant was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement). If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan;

(e)          Death. In the event of the death of a Participant, the Participant’s Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Participant was entitled to exercise the Option at the date of death. If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Participant's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan; or

(f)          Ten Years from Grant. An Option shall expire no more than ten (10) years after the Grant Date; provided, however, that if an Incentive Stock Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, such Incentive Stock Option may not be exercised after the expiration of five (5) years from the Grant Date.

7.5.2          Administrator Discretion. Notwithstanding the foregoing, the Administrator may, after an Option is granted, extend the exercise period that an Option is exercisable following termination of a Participant’s Continuous Service (subject to limitations applicable to Incentive Stock Options); provided, however that such extension does not exceed the maximum term of the Option.

7.6        Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions as set forth in the Award Agreement and conditions as the Administrator shall determine in its discretion. However, an Option that becomes exercisable based solely on the Participant’s Continuous Service must require no less than a three (3) year ratable-vesting period for such Option to become exercisable in full. After an Option is granted, in no event may the Administrator accelerate the time upon when the Option is exercisable except in the case of the Participant’s death, Disability, Retirement or a Change in Control of the Company.

7.7        Exercise and Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

7.7.1          Form of Consideration. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full. The Administrator shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. Unless otherwise determined by the Administrator at or after the Grant Date, payment of the exercise price of an Option may be made in, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (v) by any other means that the Administrator, in its discretion, determines to provide legal consideration for the Shares and to be consistent with the purposes of the Plan.

7.7.2          Delivery of Shares. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver Shares to the Participant (or the Participant’s designated broker), which may be in book entry form or certificated form.

7.8        No “Re-Pricing” Without Shareholder Approval. Except as otherwise provided in Section 5.3, without the prior approval of shareholders of the Company: (i) the Exercise Price of an Option may not be reduced, directly or indirectly, (ii) an Option may not be cancelled in exchange for cash, other Awards, or Options or SARs with an Exercise Price that is less than the Exercise Price of the original Option, or otherwise, and (iii) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the Exercise Price per share of the Option.

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7.9        No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

7.10       No Dividend Equivalents. No Option shall provide for dividend equivalents.

SECTION 8
STOCK APPRECIATION RIGHTS

8.1        Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted at any time and from time to time as determined by the Administrator in its discretion.

8.1.1          Number of Shares. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant; subject to Section 5.4.

8.1.2          Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, shall have discretion to determine the terms and conditions of SARs granted under the Plan, including whether upon exercise the SARs will be settled in Shares or cash. However, other than a SAR issued as a substitute Award pursuant to Section 5.6, the Exercise Price of a SAR shall be no less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

8.2        Exercise of SARs. SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions as set forth in the Award Agreement and conditions as the Administrator shall determine in its discretion. However, a SAR that becomes exercisable based solely on the Participant’s Continuous Service must require no less than a three (3) year ratable-vesting period for such SAR to become exercisable in full. After a SAR is granted, in no event may the Administrator accelerate the time upon when the SAR is exercisable except in the case of the Participant’s death, Disability, Retirement or a Change in Control of the Company.

8.3        SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the SAR, the conditions of exercise and such other terms and conditions as the Administrator shall determine.

8.4        Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator in its discretion as set forth in the Award Agreement, or otherwise pursuant to the provisions relating to the expiration of Options as set forth in Section 7.5.

8.5        Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive from the Company either (whichever is specified in the Award Agreement) (a) a cash payment in an amount equal to (x) the difference between the Fair Market Value of a Share on the date of exercise and the SAR Exercise Price, multiplied by (y) the number of Shares with respect to which the SAR is exercised, or (b) a number of Shares determined by dividing such cash amount by the Fair Market Value of a Share on the exercise date. If the Administrator designates in the Award Agreement that the SAR will be settled in cash, upon Participant’s exercise of the SAR the Company shall make a cash payment to Participant as soon as reasonably practical.

8.6        No “Re-Pricing” Without Shareholder Approval. Except as otherwise provided in Section 5.3, without the prior approval of shareholders of the Company: (i) the Exercise Price of a SAR may not be reduced, directly or indirectly, (ii) a SAR may not be cancelled in exchange for cash, other Awards, or Options or SARs with an Exercise Price that is less than the Exercise Price of the original SAR, or otherwise, and (iii) the Company may not repurchase a SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the Exercise Price per share of the SAR.

8.7        No Deferral Feature. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

8.8        No Dividend Equivalents. No SAR shall provide for dividend equivalents.

SECTION 9
RESTRICTED STOCK OR RESTRICTED STOCK UNITS

9.1        Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock or Restricted Stock Units to Eligible Participants in such amounts as the Administrator, in its discretion, shall determine, subject to the Full-Value Award Limitation in Section 5.4.

9.2        Award Agreement. An Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement setting forth the terms, conditions, and restrictions applicable to the Award, as the Administrator, in its discretion, shall

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determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

9.3        Transferability. Except as provided in this Section 9, Shares of Restricted Stock or Awards of Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until expiration of the applicable Period of Restriction.

9.4        Other Restrictions. Restricted Stock and Restricted Stock Units shall be subject to such other restrictions as the Administrator may impose. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter, subject to Section 5.5.

9.5        Legend on Certificates. The Administrator, in its discretion, may place a legend or legends on the certificates representing Restricted Stock to give appropriate notice of such restrictions.

9.6        Removal of Restrictions. Except as otherwise provided in this Section 9, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after expiration of the Period of Restriction. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 9.5 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to Applicable Law.

9.7        Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement. Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units until such time as Shares are paid in settlement of such Awards.

9.8        Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. Notwithstanding the foregoing, if any Restricted Stock or Restricted Stock Unit Award is granted as a Performance Award, in no event shall dividends or dividend equivalents on such Award be paid or distributed until the performance-based vesting provisions of the Performance Award lapse.

9.9        Return of Restricted Stock to Company. On the date that any forfeiture event set forth in the Award Agreement occurs, the Restricted Stock or Restricted Stock Units for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 10
PERFORMANCE AWARDS

10.1       Grant of Performance Awards. The Administrator is authorized to grant any Award under this Plan, including Options, SARs, Restricted Stock or Restricted Stock Units, with performance-based vesting criteria, on such terms and conditions as may be selected by the Administrator. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Administrator shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 10.2. All Performance Awards shall be evidenced by an Award Agreement or a written program established by the Administrator, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2          Performance Goals. The Administrator may establish performance goals for Performance Awards which may be based on any criteria selected by the Administrator. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. The time period during which the performance goals or other vesting provisions must be met will be called the “Performance Period.” If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Administrator may modify such performance goals in whole or in part, as the Administrator deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Administrator may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial

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goals and period, or (ii) make a cash payment to the participant in an amount determined by the Administrator. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award.

SECTION 11

QUALIFIED PERFORMANCE-BASED AWARDS

11.1        Options and SARs. The provisions of the Plan are intended to enable Options and SARs granted hereunder to any Covered Employee to qualify for the Section 162(m) Exemption.

11.2        Other Awards. When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate: net sales; gross sales; return on net assets; return on assets; return on equity; return on capital; return on revenues; asset turnover; economic value added; total stockholder return; net income; pre-tax income; operating profit margin; net income margin; sales margin; market share; inventory turnover; days sales outstanding; sales growth; capacity utilization; increase in customer base; cash flow; book value; earnings per share; stock price earnings ratio; earnings before interest, taxes, depreciation and amortization expenses (“EBITDA”); earnings before interest and taxes (“EBIT”); or EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue.

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or an index that ceases to exist during a measurement period shall be disregarded for the entire measurement period. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

11.3        Performance Goals. Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period up to ten years. In addition, the Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

11.4        Inclusions and Exclusions from Performance Criteria. The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5        Certification of Performance Goals. Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the

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Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

11.6        Award Limits. Section 5.4 sets forth the maximum number of Shares that may be granted in any one-year period to a Participant in designated forms of Awards.

11.7        Mandatory Deferral of Income. The Committee, in its sole discretion, may require that one or more Award Agreements contain provisions which provide that, in the event Section 162(m) of the Code, or any successor provision relating to excessive employee remuneration, would operate to disallow a deduction by the Company with respect to all or part of any Award, a Participant’s receipt of the benefit relating to such award that would not be deductible by the Company shall be deferred until the next succeeding year or years in which the Participant’s remuneration does not exceed the limit set forth in such provisions of the Code; provided, however, that such deferral does not violate Code Section 409A.

SECTION 12
MISCELLANEOUS

12.1        Change In Control. Unless otherwise provided in the Award Agreement, in the event of a Change in Control, unless an Award is assumed or substituted by the successor corporation, then (i) all outstanding Options or SARs shall become fully vested and exercisable as of the date of the Change in Control, whether or not otherwise then exercisable, (ii) all service-based restrictions and conditions on any Award then outstanding shall lapse as of the date of the Change in Control, and (iii) the payout level under all Performance Awards shall be deemed to have been earned as of the date of the Change in Control based upon an assumed achievement of all relevant performance goals at the “target” level. If an Award is assumed or substituted by the successor corporation, then if within two (2) years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then as of the date of employment termination (i) all of that Participant’s outstanding Options and SARs shall become fully vested and exercisable, (ii) all service-based vesting restrictions on his or her outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s Performance Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of employment termination based upon an assumed achievement of all relevant performance goals at the “target” level. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Agreement includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonqualified Stock Options.

12.2        Transfers Upon a Change in Control. In the sole and absolute discretion of the Administrator, an Award Agreement may provide that in the event of certain Change in Control events, which may include any or all of the Change in Control events described in Section 2.8, Shares obtained pursuant to this Plan shall be subject to certain rights and obligations, which include but are not limited to the following: (i) the obligation to vote all such Shares in favor of such Change in Control transaction, whether by vote at a meeting of the Company’s shareholders or by written consent of such shareholders; (ii) the obligation to sell or exchange all such Shares and all rights to acquire Shares, under this Plan pursuant to the terms and conditions of such Change in Control transaction; (iii) the right to transfer less than all but not all of such Shares pursuant to the terms and conditions of such Change in Control transaction, and (iv) the obligation to execute all documents and take any other action reasonably requested by the Company to facilitate the consummation of such Change in Control transaction.

12.3        Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. Notwithstanding anything to the contrary contained in this Plan or in any Award Agreement, the Participant shall have the right to exercise his or her Award for a period not less than ten (10) days immediately prior to such dissolution or liquidation as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable.

12.4          No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or service at any time, with or without cause. Unless otherwise provided by written contract, employment or service with the Company or any of its Affiliates is on an at-will basis only. Additionally, the Plan shall not confer upon any Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which such Director or the Company may have to terminate his or her directorship at any time.

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Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

12.5          Compensation Recoupment Policy. Awards under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant.

12.6          Participation. No Employee, Consultant or Nonemployee Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

12.7          Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or, otherwise, sale or disposition of all or substantially all of the business or assets of the Company.

12.8          Beneficiary Designations. If permitted by the Administrator, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Administrator. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

12.9          Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Administrator, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family or (iv) a foundation in which the Participant and/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

12.10          Restrictions on Share Transferability. The Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Award as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded or any blue sky or state securities laws.

12.11          Legal Compliance. Shares shall not be issued pursuant to the making or exercise of an Award unless the exercise of Options and rights and the issuance and delivery of Shares shall comply with the Securities Act of 1933, as amended, the 1934 Act and other Applicable Law, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Any Award or exercise made in violation hereof shall be null and void.

12.12          Investment Representations. As a condition to the exercise of an Option or other right, the Company may require the person exercising such Option or right to represent and warrant at the time of exercise that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

SECTION 13

SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

13.1          General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

13.2          Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Agreement by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of

B-13

Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not affect the dollar amount or prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A-conforming event.

13.3          Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treasury Regulations Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Administrator or the General Counsel) shall determine which Awards or portions thereof will be subject to such exemptions.

13.4          Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Administrator under Treasury Regulations Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant's death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period. For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

13.5          Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treasury Regulations Section 1.409A-2(b)(2)(iii) (or any successor thereto).

13.6          Timing of Release of Claims. Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to Section 12.4, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

13.7          Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treasury Regulations section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treasury Regulations section 1.409A-3(j)(4).

13.8          Timing of Distribution of Dividend Equivalents. Unless otherwise provided in the applicable Award Agreement, any dividend equivalents granted with respect to an Award hereunder (other than Options or SARs, which shall have no dividend equivalents) will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such dividends equivalents is no longer subject to a substantial risk of forfeiture.

B-14

Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

SECTION 14
AMENDMENT, SUSPENSION, AND TERMINATION

14.1          Amendment, Suspension, or Termination. Except as provided in Section 14.2, the Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, materially adversely alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

14.2          No Amendment without Shareholder Approval. The Company shall obtain shareholder approval of any material Plan amendment (including but not limited to any provision to reduce the exercise or purchase price of any outstanding Options or other Awards after the Grant Date (other than for adjustments made pursuant Section 5.3), or to cancel and re-grant Options or other rights at a lower exercise price), to the extent necessary or desirable to comply with Applicable Law.

SECTION 15
TAX WITHHOLDING

15.1          Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

15.2          Withholding Arrangements. The Administrator, in its discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made; provided, however, in the case Shares are withheld by the Company to satisfy the tax withholding that would otherwise be issued to the Participant, the amount of such tax withholding shall be determined by applying the statutory minimum federal, state or local income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date taxes are required to be withheld.

SECTION 16
LEGAL CONSTRUCTION

16.1          Liability of Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful grant or any Award or the issuance and sale of any Shares hereunder, shall relieve the Company, its officers, Directors and Employees of any liability in respect of the failure to grant such Award or to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.2          Grants Exceeding Allotted Shares. If the Shares covered by an Award exceed, as of the date of grant, the number of Shares, which may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess Shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained.

16.3          Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.4          Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16.5          Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.6          Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California.

16.7          Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

B-15

Superior Industries International, Inc.	2013 Proxy Statement (Preliminary Copy)

SECTION 17
EXECUTION

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan on the date indicated below.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

By:
Steven J. Borick, Chairman, CEO and President

Dated:	___________, 2013

B-16

Preliminary Copy

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
ATTN: ROBERT A. EARNEST

7800 WOODLEY AVE.

VAN NUYS, CA 91406-1788

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M58039-P36380 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

The Board of Directors recommends you vote FOR the following:

2.	In the Event Proposal 1 is Approved, Election of Director:

Nominee

01)	Sheldon I. Ausman

For All	Withhold All	For All Except
☐	☐	☐

1.	Approval to amend Articles of Incorporation.

For	Against	Abstain
☐	☐	☐

3.	In the Event Proposal 1 is NOT Approved, Alternate Election of Directors:

☐	☐	☐

3a.	Sheldon I. Ausman

☐	☐	☐

3b.	Steven J. Borick

☐	☐	☐

3c.	Francisco S. Uranga

☐	☐	☐

4.	Approval of Amended 2008 Equity Incentive Plan.

☐	☐	☐

5.	Approval of performance goals under Equity Incentive Plan.

For	Against	Abstain
☐	☐	☐

6.	Approval of executive compensation on an advisory basis.

☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report/10-K Wrap are available at www.proxyvote.com.

M58040-P36380

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS MAY 17, 2013

The undersigned hereby appoints ROBERT A. EARNEST and JAY VILLEDA, and each of them, as attorney agent and proxy of the undersigned, with full power of substitution, to vote all stock of SUPERIOR INDUSTRIES INTERNATIONAL, INC., which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said corporation to be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406 on Friday, May 17, 2013 at 10:00 A.M. PDT and at any and all postponements and adjournments thereof, as fully and with the same force and effect as the undersigned might and could do if personally thereat.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS, AND FOR THE APPROVAL OF PROPOSALS 1, 4, 5 AND 6. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE AS TO ANY OTHER MATTER THAT MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OF WHICH THE BOARD OF DIRECTORS DID NOT HAVE NOTICE PRIOR TO MARCH 18, 2013.

Continued and to be signed on reverse side.